 As filed with the Securities and Exchange Commission on January 19, 2021

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SUNHYDROGEN, INC.
(Exact name of registrant as specified in its charter)

Nevada	26-4298300
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3674

Primary Standard Industrial Classification Code Number

10 E. Yanonali, Suite 36

Suite 36

Santa Barbara, CA 93101

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Timothy Young

Chief Executive Officer

10 E. Yanonali, Suite 36

Santa Barbara, CA 93101

(805) 966-6566

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory Sichenzia, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 37th Floor

New York, New York 10036

Phone: (212) 930-9700

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Non-accelerated filer	☒
Accelerated filer	☐	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount To be Registered	Proposed Maximum Aggregate Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)(3)	Amount of Registration Fee(3)

Common Stock issuable upon exercise of warrants, par value $0.001 per share (1)	132,000,000 shares	$0.1355	$17,886,000	$1,951.36
Total number of securities to be registered	132,000,000 shares	$0.1355	$17,886,000	$1,951.36

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement also covers any additional shares of common stock which may become issuable to prevent dilution from stock splits, stock dividends and similar events. Represent shares of SunHydrogen, Inc. offered by selling stockholder.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, using the average of the high and low prices as reported on the OTC Pink on January 12, 2021.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JANUARY 19, 2021

132,000,000 Shares of Common Stock Offered by the Selling Stockholder

This prospectus relates to the public offering by the selling stockholder of up to 132,000,000 shares of common stock of SunHydrogen, Inc. The shares are issuable upon exercise of warrants held by the selling stockholder.

The selling stockholder may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.

We will not receive any of the proceeds from the sale of the common stock by the selling stockholder. We will pay the expenses of registering these shares of the common stock.

Our common stock is quoted on the OTC Pink under the symbol “HYSR.” On January 15, 2021, the last reported sale price per share of our common stock was $0.21.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus for a discussion of information that you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______, 2021

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire prospectus, including our financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case included elsewhere in this prospectus.

Unless the context otherwise requires, references to “we,” “our,” “us,” or the “Company” in this prospectus mean SunHydrogen, Inc.

Company Overview

At SunHydrogen, our goal is to replace fossil fuels with clean renewable hydrogen.

We refer to our technology as the SunHydrogenH2Generator which is comprised of the following components:

1. The Generator Housing - Novel device design is the first of its type to safely separate oxygen and hydrogen in the water splitting process without sacrificing efficiency. This device houses the water, the solar particles/cells and is designed with inlets and outlets for water and gasses. Utilizing a special membrane for separating the oxygen side from the hydrogen side, proton transport is increased which is the key to safely increasing solar-to-hydrogen efficiency. Our design can be scaled up and manufactured for commercial use.

2. The NanoParticle or Solar Cell - Our patented nanoparticle consists of thousands of tiny solar cells that are electrodeposited into one tiny structure to provide the charge that splits the water molecule when the sun excites the electron. In the process of optimizing our nanoparticles to be efficient and only use earth abundant materials (an ongoing process), we experimented with commercially available triple junction silicon solar cells to perform tests with our generator housing and other components. Through this experimentation, our discovery leads us to believe that we can bring a system to market utilizing these readily available cells while our nanoparticles are still being optimized. These solar cells also absorb the sunlight and produce the necessary charge for splitting the water molecule into hydrogen and oxygen.

3. Oxygen Evolution Catalyst - This proprietary catalyst developed at the University of Iowa lab is uniformly applied onto the solar cell or nanoparticle and efficiently oxidize water molecule to generate oxygen gas. The oxygen evolution catalyst must be robust to withstand the long operating hours of the hydrogen generation device to ensure long lifetime. It must be stable in alkaline, neutral and acidic environments.

4. Hydrogen Evolution Catalyst - Necessary for collecting electrons to reduce protons for generating hydrogen gas, we have successfully integrated a low-cost hydrogen catalyst into our generator system successfully coating a triple junction solar cell with a catalyst comprised primarily of ruthenium, carbon and nitrogen that can function as well as platinum, the current catalyst used for hydrogen production, but at one twentieth of the cost.

5. Coating Technologies - Two major coating technologies were developed to protect the nanoparticles and solar cells from photocorrosion under water. A transparent conducive coating to protect our nanoparticles and solar cells from photo corrosion and efficiently transfer charges to catalysts for oxygen and hydrogen evolution reactions. A polymer combination that protects the triple junction solar cells from any corrosive water environments for long lifetime of the hydrogen generation device.

6. A concentrator equal to two suns - This inexpensive Fresnel lens concentrator to increase sunlight to equal two suns reduces our necessary footprint for a 1000 KG per day system.

Our business and commercialization plan calls for two generations of our panels or generators. The first generation utilizes readily available commercial solar cells, coated with a stability polymer and catalysts and inserted into our proprietary panels to efficiently and safely split water into hydrogen and oxygen to produce very pure and green hydrogen that can be piped off the panel, pressurized, and stored for use in a fuel cell to power anything electric.

The second generation of our panels will feature a nanoparticle based technology where billions of autonomous solar cells are electrodeposited onto porous alumina sheets and manufactured in a roll to roll process and inserted into our proprietary panels. For this generation, we have received multiple patents and it is estimated that it will produce hydrogen for less than $4 per kilogram before pressurization.

About This Offering

On December 28, 2020, we entered into a letter agreement (“Letter Agreement”) with an existing accredited investor to exercise certain outstanding warrants (the “Exercise”) to purchase up to an aggregate of 120,000,000 shares of the Company’s common stock at an exercise price per share of $0.075 (the “Prior Warrants”). The Prior Warrants were issued on December 3, 2020, had an exercise price of $0.075 per share and an exercise period of 30 months from the date of issuance.

The issuance of the 120,000,000 shares of common stock upon exercise of the Existing Warrants was registered pursuant to effective registration statements on Form S-3 (File Nos. 333-239632 and 333-251064).

In consideration for the immediate exercise of the Prior Warrants for cash, the exercising investor received new unregistered warrants to purchase up to an aggregate of 132,000,000 shares of common stock (the “New Warrants”). The New Warrants have an exercise price of $0.075 per share, with an exercise period of three years from the date of issuance. The New Warrants may not be exercised to the extent such exercise would cause the holder to beneficially own more than 4.99% of the Company’s outstanding common stock.

The New Warrants may be exercised on a cashless basis if there is not an existing registration statement for the issuance or resale of the shares issuable upon exercise thereof.

The gross proceeds to the Company from the Exercise were $9.0 million, prior to deducting placement agent fees and offering expenses. The closing of the Exercise and the issuance of the New Warrants occurred on December 29, 2020.

This prospectus includes the resale by the selling stockholder of up to 132,000,000 shares of common stock issuable upon exercise of the New Warrants.

RISK FACTORS

An investment in the Company’s common stock involves a high degree of risk. In determining whether to purchase the Company’s common stock, an investor should carefully consider all of the material risks described below, together with the other information contained in this prospectus before making a decision to purchase the Company’s securities. An investor should only purchase the Company’s securities if he or she can afford to suffer the loss of his or her entire investment.

Risks Related to Our Business and Our Industry

Our limited operating history does not afford investors a sufficient history on which to base an investment decision.

We were formed in February 2009 and are currently developing a new technology that has not yet gained market acceptance. There can be no assurance that at this time we will operate profitably or that we will have adequate working capital to meet our obligations as they become due.

Investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in rapidly evolving markets. Such risks include the following:

●	competition;

●	need for acceptance of products;

●	ability to continue to develop and extend brand identity;

●	ability to anticipate and adapt to a competitive market;

●	ability to effectively manage rapidly expanding operations;

●	amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure; and

●	dependence upon key personnel.

We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected and we may have to curtail our business.

We have a history of losses and have never realized revenues to date. We expect to continue to incur losses and no assurance can be given that we will realize revenues. Accordingly, we may never achieve and sustain profitability.

As of September 30, 2020, we have an accumulated deficit, of $62,781,137. For the six months ended September 30, 2020, we incurred a net loss of $2,206,260. We expect to continue to incur net losses until we are able to realize revenues to fund our continuing operations. We may fail to achieve any or significant revenues from sales or achieve or sustain profitability. Accordingly, there can be no assurance of when, if ever, we will be profitable or be able to maintain profitability.

We have historically raised funds through various capital raising transactions. We will require additional funds in the future to fund our business plans, either through additional equity or debt financings or collaborative agreements or from other sources. We have no commitments to obtain such additional financing, and we may not be able to obtain any such additional financing on terms favorable to us, or at all. In the event we are unable to obtain additional financing, we may be unable to implement our business plan. Even with such financing, we have a history of operating losses and there can be no assurance that we will ever become profitable.

We may be unable to manage our growth or implement our expansion strategy.

We may not be able to develop our product or implement the other features of our business strategy at the rate or to the extent presently planned. Our projected growth will place a significant strain on our administrative, operational and financial resources. If we are unable to successfully manage our future growth, establish and continue to upgrade our operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, our financial condition and results of operations could be materially and adversely affected.

Our revenues will be dependent upon acceptance of our products by the market; the failure of which would cause us to curtail or cease operations.

We believe that virtually all of our revenues will come from the sale or license of our products. As a result, we will continue to incur substantial operating losses until such time as we are able to develop our product and generate revenues from the sale or license of our products. There can be no assurance that businesses and customers will adopt our technology and products, or that businesses and prospective customers will agree to pay for or license our products. Our technology and product, when fully developed, may not gain market acceptance due to various factors such as not enough cost savings between our method of producing hydrogen and other more conventional methods. In the event that we are not able to significantly increase the number of customers that purchase or license our products, or if we are unable to charge the necessary prices or license fees, our financial condition and results of operations will be materially and adversely affected.

We face intense competition, and many of our competitors have substantially greater resources than we do.

We operate in a competitive environment that is characterized by price fluctuation and technological change. We will compete with major international and domestic companies. Some of our current and future potential competitors may have greater market recognition and customer bases, longer operating histories and substantially greater financial, technical, marketing, distribution, purchasing, manufacturing, personnel and other resources than we do. In addition, competitors may be developing similar technologies with a cost similar to, or lower than, our projected costs. As a result, they may be able to respond more quickly to changing customer demands or to devote greater resources to the development, promotion and sales of solar and solar-related products than we can.

Our business plan relies on sales of our products based on either a demand for truly renewable clean hydrogen or economically produced clean hydrogen. If we fail to compete successfully, our business would suffer and we may lose or be unable to gain market share. Neither the demand for our product nor our ability to manufacture have yet been proven.

We believe that our ability to compete depends in part on a number of factors outside of our control, including:

●	the ability of our competitors to hire, retain and motivate qualified personnel;

●	the ownership by competitors of proprietary tools to customize systems to the needs of a particular customer;

●	the price at which others offer comparable services and equipment;

●	the extent of our competitors’ responsiveness to customer needs; and

●	installation technology.

There can be no assurance that we will be able to compete successfully against current and future competitors. If we are unable to compete effectively, or if competition results in a deterioration of market conditions, our business and results of operations would be adversely affected.

Our business depends on proprietary technology that we may not be able to protect and may infringe on the intellectual property rights of others.

Our success will depend, in part, on our technology’s commercial viability and on the strength of our intellectual property rights. We currently hold patents in the US, China and Australia, but still have several patents pending in multiple countries. There is no guarantee the pending patents will be granted. In addition, any agreements we enter into with our employees, consultants, advisors, customers and strategic partners will contain restrictions on the disclosure and use of trade secrets, inventions and confidential information relating to our technology may not provide meaningful protection in the event of unauthorized use or disclosure.

Third parties may assert that our technology, or the products we, our customers or partners commercialize using our technology, infringes upon their proprietary rights. We have yet to complete an infringement analysis and, even if such an analysis were available at the current time, it is virtually impossible for us to be certain that no infringement exists, particularly in our case where our products have not yet been fully developed.

We may need to acquire licenses from third parties in order to avoid infringement. Any required license may not be available to us on acceptable terms, or at all.

We could incur substantial costs in defending ourselves in suits brought against us for alleged infringement of another party’s intellectual property rights as well as in enforcing our rights against others, and if we are found to infringe, the manufacture, sale and use of our or our customers’ or partners’ products could be enjoined. Any claims against us, with or without merit, would likely be time-consuming, requiring our management team to dedicate substantial time to addressing the issues presented. Furthermore, the parties bringing claims may have greater resources than we do.

We do not maintain theft or casualty insurance and only maintain modest liability and property insurance coverage and therefore, we could incur losses as a result of an uninsured loss.

We do not maintain theft, casualty insurance, or property insurance coverage. We cannot assure that we will not incur uninsured liabilities and losses as a result of the conduct of our business. Any such uninsured or insured loss or liability could have a material adverse effect on our results of operations.

If we lose key employees and consultants or are unable to attract or retain qualified personnel, our business could suffer.

Our success is highly dependent on our ability to attract and retain qualified scientific, engineering and management personnel. We are highly dependent on our CEO, Timothy Young, and our development team at the University of Iowa.  The loss of this valuable resource could have a material adverse effect on our operations. Our only officer is employed on “at will” basis. Accordingly, there can be no assurance that they will remain associated with us. Our management’s efforts will be critical to us as we continue to develop our technology and as we attempt to transition from a development stage company to a company with commercialized products and services. If we were to lose Mr. Young or the services of the development team at the university or any other key employees or consultants, we may experience difficulties in competing effectively, developing our technology and implementing our business strategies.

The loss of strategic alliances used in the development of our products and technology could impede our ability to complete our product and result in a material adverse effect causing the business to suffer.

We pursue strategic alliances with other companies in areas where collaboration can produce technological and industry advancement. We have entered into the sponsored research agreement with the University of Iowa which is set to terminate August 31, 2021. If we are unable to extend the terms of the agreements, we could suffer delays in product development or other operational difficulties which could have a material adverse effect on our results of operations.

There is substantial doubt about our ability to continue as a going concern.

Our independent public accounting firm in their report dated September 23, 2020 included an explanatory paragraph expressing substantial doubt in our ability to continue as a going concern without additional capital becoming available. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. Our ability to continue as a going concern ultimately is dependent on our ability to generate a profit which is dependent upon our ability to obtain additional equity or debt financing, attain further operating efficiencies and, ultimately, to achieve profitable operations. As a result, our financial statements do not reflect any adjustment which would result from our failure to continue to operate as a going concern. Any such adjustment, if necessary, would materially affect the value of our assets.

The Covid-19 pandemic may negatively affect our operations.

The COVID-19 pandemic is having widespread, rapidly evolving, and unpredictable impacts on global society, economies, financial markets, and business practices. The continuing impacts of COVID-19 are highly unpredictable and could be significant, and may have an adverse effect on our business, operations and our future financial performance.

The impact of the pandemic on our business, operations and future financial performance could include, but is not limited to, that:

●	We may experience delays in our product development;

●	The rapid and broad-based shift to a remote working environment creates inherent productivity, connectivity, and oversight challenges.

●	Volatility in the equity markets could affect the value of our equity to shareholders and have an impact on our ability to raise capital.

Risks Related to Our Common Stock

There is a limited trading market for our common stock.

Our common stock is not listed on any national securities exchange. Accordingly, investors may find it more difficult to buy and sell our shares than if our common stock was traded on an exchange. Although our common stock is quoted on the OTC Pink, it is an unorganized, inter-dealer, over-the-counter market which provides significantly less liquidity than the Nasdaq Capital Market or other national securities exchange. Further, there is limited trading in our common stock. These factors may have an adverse impact on the trading and price of our common stock.

Our common stock could be subject to extreme volatility.

The trading price of our common stock may be affected by a number of factors, including events described in the risk factors set forth in this prospectus, as well as our operating results, financial condition and other events or factors. In addition to the uncertainties relating to future operating performance and the profitability of operations, factors such as variations in interim financial results or various, as yet unpredictable, factors, many of which are beyond our control, may have a negative effect on the market price of our common stock. In recent years, broad stock market indices, in general, and smaller capitalization companies, in particular, have experienced substantial price fluctuations. In a volatile market, we may experience wide fluctuations in the market price of our common stock and wide bid-ask spreads. These fluctuations may have a negative effect on the market price of our common stock. In addition, the securities market has, from time to time, experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

There is a large number of authorized but unissued shares of capital stock available for issuance, which may result in substantial dilution to existing shareholders.

Our articles of Incorporation authorized the issuance of up to 5,000,000,000 shares of common stock, and 5,000,000 shares of preferred stock, par value $0.001, of which 2,677,059,455 shares of common stock and no shares of preferred stock are outstanding as of January 14, 2021 (excluding shares issuable upon conversion or exercise of outstanding convertible notes, options and warrants). Subject to our total authorized shares, our Board of Directors has the ability to authorize the issuance of additional shares of common stock and preferred stock without shareholder approval. Such issuances will result in substantial dilution to existing shareholders. In addition, the availability of such a large number of capital stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Further, our issuance of common stock upon conversion or exercise of outstanding convertible notes, warrants, and options may result in substantial dilution to our stockholders, which may have a negative effect on the price of our common stock.

We have never paid common stock dividends and have no plans to pay dividends in the future, as a result our common stock may be less valuable because a return on an investor’s investment will only occur if our stock price appreciates.

Holders of shares of our common stock are entitled to receive such dividends as may be declared by our Board of Directors. To date, we have paid no cash dividends on our shares of common stock and we do not expect to pay cash dividends on our common stock in the foreseeable future. We intend to retain future earnings, if any, to provide funds for operations of our business. Therefore, any return investors in our common stock will be in the form of appreciation, if any, in the market value of our shares of common stock. There can be no assurance that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

Our common stock is subject to the SEC’s penny stock rules.

Unless our common stock is listed on a national securities exchange, including the Nasdaq Capital Market, or we have stockholders’ equity of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock will be subject to the SEC’s “penny stock” rules. If our common stock remains subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected.

In accordance with these rules, broker-dealers participating in transactions in low-priced securities must first deliver a risk disclosure document that describes the risks associated with such stocks, the broker-dealer’s duties in selling the stock, the customer’s rights and remedies and certain market and other information. Furthermore, the broker-dealer must make a suitability determination approving the customer for low-priced stock transactions based on the customer’s financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer, obtain specific written consent from the customer, and provide monthly account statements to the customer. The effect of these restrictions will probably decrease the willingness of broker-dealers to make a market in our common stock, decrease liquidity of our common stock and increase transaction costs for sales and purchases of our common stock as compared to other securities. Our management is aware of the abuses that have occurred historically in the penny stock market.

This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Our articles of incorporation allow for our board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors has the authority to issue up to 5,000,000 shares of our preferred stock without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders of preferred stock the right to our assets upon liquidation, or the right to receive dividend payments before dividends are distributed to the holders of common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders.

Additional stock offerings in the future may dilute then-existing shareholders’ percentage ownership of the Company.

Given our plans and expectations that we will need additional capital and personnel, we anticipate that we will need to issue additional shares of common stock or securities convertible or exercisable for shares of common stock, including convertible preferred stock, convertible notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of then current stockholders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects”, “anticipates”, “intends”, “estimates”, “plans”, “potential”, “possible”, “probable”, “believes”, “seeks”, “may”, “will”, “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

You should read this prospectus and the documents that we reference herein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

We will receive no proceeds from the sale of shares of common stock by the selling stockholder, but may receive proceeds from the exercise for cash of the warrants held by the selling stockholder. There is no assurance such exercises will occur. We intend to use such proceeds, if any, for general corporate and working capital purposes.

SELLING STOCKHOLDER

This prospectus relates to the offering by the selling stockholder of up to 132,000,000 shares of common stock.

The following table sets forth, based on information provided to us by the selling stockholder or known to us, the name of the selling stockholder, and the number of shares of our common stock beneficially owned by the stockholder before this offering. The selling stockholder has not had any material relationship with the Company in the last three years except as an investor. The number of shares owned are those beneficially owned, as determined under the rules of the Securities and Exchange Commission (the “SEC”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. The selling stockholder is a not a broker-dealer or an affiliate of a broker-dealer.

We have assumed all shares of common stock reflected in the table will be sold from time to time in the offering covered by this prospectus. Because the selling stockholder may offer all or any portions of the shares of common stock listed in the table below, no estimate can be given as to the amount of those shares of common stock covered by this prospectus that will be held by the selling stockholder upon the termination of the offering.

Selling Stockholder	Number of Shares Beneficially Owned Before Offering	Number of Shares Being Offered		Number of Shares Beneficially Owned After Offering	Percentage of Shares Beneficially Owned After Offering (%)
Armistice Capital Master Fund Ltd. (1)	132,000,000	132,000,000	(2)	0	--

(1)	The control person for the selling stockholder is Steven Boyd, CIO of Armistice Capital, LLC, the Investment Manager for Armistice Capital Master Fund Ltd.
(2)	Represents shares issuable upon exercise of warrants. See “Prospectus Summary—About This Offering.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following description of our financial condition and results of operations in conjunction with the financial statements and accompanying notes included in this prospectus.

Results of Operations for the Three Months Ended September 30, 2020 compared to Three Months Ended September 30, 2019.

Operating Expenses

Operating expenses for the three months ended September 30, 2020 were $578,486 compared to $515,920 for the prior period ended September 30, 2019. The net increase of $62,566 in operating expenses consisted primarily of an increase in professional fees of $170,704, marketing expense of $25,946, and other operating expenses of $6,010, partially offset by decreases in non-cash stock compensation expense of $134,959, and research and development cost of $5,135.

Other Income/(Expenses)

Other income and (expenses) for the three months ended September 30, 2020 were $(1,627,774) compared to $(736,839) for the prior period ended September 30, 2019. The increase in other expenses of $890,935 was the result of the non-cash loss in net change in derivative of $945,680, interest expense of $54,745, which includes the net change in amortization of debt discount of $43,368.

Net Income/(Loss)

For the three months ended September 30, 2020, our net loss was $(2,206,260) as compared to net loss of $(1,252,759) for the prior period ended September 30, 2019. The majority of the increase in net loss of $953,501, was related primarily to the increase in net change of derivative instruments estimated each period. These estimates are based on multiple inputs, including the market price of our stock, interest rates, our stock price, volatility, variable conversion prices based on market prices defined in the respective agreements and probabilities of certain outcomes based on managements’ estimates. These inputs are subject to significant changes from period to period, therefore, the estimated fair value of the derivative liabilities will fluctuate from period to period, and the fluctuation may be material. The Company has not generated any revenues.

Results of Operations for the Year Ended June 30, 2020 compared to the Year Ended June 30, 2019.

Operating Expenses

For the year ended June 30, 2020 operating expenses were $1,681,427 compared to $1,828,551 for the prior year ended June 30, 2019. Operating expenses consist primarily of research and development expenses and general and administrative expenses incurred in connection with the operation of our business. The net decrease of $147,124 in operating expenses was a result of a decrease in general and administrative expense of $235,375, which consist of $261,919 in non-cash stock compensation expense, with an increase of $26,544 in other general and administrative expense and an increase in research and development cost of $86,820, and an increase in depreciation and amortization expense of $1,431.

Other Income/(Expenses)

Other income and (expenses) for the year ended June 30, 2020 were $(55,847,911) compared to $5,806,888 for the prior year ended June 30, 2019. The net increase of $(61,654,799) in other income and (expenses) was the result of the net change in derivative liability.

Net Income (Loss)

For the year ended June 30, 2020 our net loss of was $(57,529,338), compared to net income of $3,978,337 for the year ended June 30, 2019. The majority of the increase in net loss of $61,507,675, was related primarily to the net change in derivative estimates each year. These estimates are based on multiple inputs, including the market price of our stock, interest rates, our stock price, volatility, variable conversion prices based on market prices defined in the respective agreements and probabilities of certain outcomes based on managements’ estimates. These inputs are subject to significant changes from period to period, therefore, the estimated fair value of the derivative liabilities will fluctuate from period to period, and the fluctuation may be material. The Company has not generated any revenues.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Significant factors in the management of liquidity are funds generated by operations, levels of accounts receivable and accounts payable and capital expenditures.

As of September 30, 2020, we had a working capital deficit of $61,456,515 as compared to $60,459,862 as of June 30, 2020. This increase in working capital deficit of $996,653 was due primarily to an increase in cash, prepaid expenses, accrued expenses, derivative liability, with a decrease in accounts payable and convertible notes.

Cash used in operating activities was $(444,366) for the three months ended September 30, 2020 compared to $(155,696) for the prior period ended September 30, 2019. The increase in cash used in operating activities was due to an increase in consulting fees and professional fees. The Company has had no revenues.

Cash used in investing activities during the three months ended September 30, 2020 and 2019 was $50,000 and $0, respectively. The increase in investing activities was due to the purchase of a tangible asset in the current period.

Cash provided by financing activities during the three months ended September 30, 2020 and 2019 was $800,000 and $186,500, respectively. The increase in cash provided in financing activities was a result of more equity financing in the current period. Our ability to continue as a going concern is dependent upon raising capital through financing transactions and future revenue. Our capital needs have primarily been met from the proceeds of private placements of our securities, as we currently have not generated any revenues.

As of June 30, 2020, we had a working capital deficit of $60,459,862, compared to a working capital deficit of $4,829,162 as of June 30, 2019. This increase in working capital deficit of $55,630,700 was primarily due to the increase in net change in derivative liability, cash, accounts payable, accrued expenses, accrued interest on convertible notes, with a decrease in prepaid expenses, and convertible notes.

During the year ended June 30, 2020, we raised an aggregate of $856,500 in a private placement of convertible notes. During the prior year ended June 30, 2019, we raised an aggregate of $804,500 in a private placement of convertible notes. Our ability to continue as a going concern is dependent upon our ability to raise capital and future revenue generated from operations.

Cash flow used in operating activities was $695,784 for the year ended June 30, 2020, compared to $853,693 for the year ended June 30, 2019. The decrease in cash used by operating activities was primarily due to the decrease in insurance expense. The Company has had no revenues.

Cash used in investing activities for the year ended June 30, 2020 and 2019 was $780 and $13,059, respectively. The decrease in investing activities was as a result of a decrease in intangible assets purchased during the current year.

Cash provided by financing activities during the year ended June 30, 2020 was $856,500 compared to $804,500 for the prior year ended June 30, 2019. The increase in cash from financing activities was due to the increase in issuance of convertible notes through private placement offerings during the current period.

During the three months ended September 30, 2020, we did not generate any revenues, and incurred a net loss of $2,206,260, which was primarily associated with the non-cash loss in change in derivative liability, and we had a working capital deficiency of $61,456,515 and a shareholders’ deficit of $62,781,137 as of September 30, 2020. During the year ended June 30, 2020, we did not generate any revenue but incurred net loss of $57,529,338 and used cash in the amount of $695,784 in our operations. As of June 30, 2020, we had a working capital deficiency of $60,459,862 and a shareholders’ deficit of $61,832,448. These factors, among others raise substantial doubt about our ability to continue as a going concern. Our independent auditors, in their report dated September 23, 2020, on our audited financial statements for the year ended June 30, 2020 expressed substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern and appropriateness of using the going concern basis is dependent on our ability to generate a profit which is dependent upon our ability to obtain additional equity or debt financing, advance our technology and, ultimately, to achieve profitable operations.

We have historically obtained funding from investors, through private placement and registered offerings of equity and debt securities. Management believes that it will be able to continue to raise funds through the sale of its securities to its existing shareholders and prospective new investors which will provide the additional cash needed to meet the Company’s obligations as they become due, and will allow the Company to continue to develop its core business. There can be no assurance that we will be able to continue raising the required capital for our operations and if available, on terms and conditions that are acceptable. If we are unable to obtain sufficient funds, we may be forced to curtail and/or cease the development of our technology.

Off-Balance Sheet Arrangements

As of September 30, 2020, we do not have any off-balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues or expenses, result of operations, liquidity or capital expenditures.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates, including those related to impairment of property, plant and equipment, intangible assets, deferred tax assets and fair value computation using the Binomial valuation option pricing model. We base our estimates on historical experience and on various other assumptions, such as the trading value of our common stock and estimated future undiscounted cash flows, that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions; however, we believe that our estimates, including those for the above-described items, are reasonable.

Use of Estimates

In accordance with accounting principles generally accepted in the United States, management utilizes estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. These estimates and assumptions relate to useful lives and impairment of tangible and intangible assets, accruals, income taxes, stock-based compensation expense, Binomial lattice valuation model inputs, derivative liabilities and other factors. Management believes it has exercised reasonable judgment in deriving these estimates. Consequently, a change in conditions could affect these estimates.

Fair Value of Financial Instruments

Fair value of financial instruments requires disclosure of the fair value information, whether or not recognized in the balance sheet, where it is practicable to estimate that value. As of September 30, 2020, the amounts reported for cash, accrued interest and other expenses, notes payables, and derivative liability approximate the fair value because of their short maturities.

We adopted ASC Topic 820 for financial instruments measured as fair value on a recurring basis. ASC Topic 820 defines fair value, established a framework for measuring fair value in accordance with accounting principles generally accepted in the United States and expands disclosures about fair value measurements.

Recently Issued Accounting Pronouncements

Management reviewed currently issued pronouncements during the three months ended September 30, 2020, and does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying condensed financial statements. Pronouncements disclosed in notes to the financials.

Plan of Operation and Financing Needs

Our plan of operation within the next twelve months is to further research, develop, and protect our technology, while seeking manufacturing partners to commercialize our technology.

We believe that our current cash balances will be sufficient to support development activity, intellectual property protection, and all general and administrative expenses for at least 12 months. We are investigating additional financing alternatives, including continued equity and/or debt financing. There can be no assurance that capital in any form would be available to us, and if available, on terms and conditions that are acceptable. If we are unable to obtain sufficient funds, we may be forced to reduce the size of our operations, which could have a material adverse impact on, or cause us to curtail and/or cease the development of our products.

BUSINESS

Overview

At SunHydrogen, our goal is to replace fossil fuels with clean renewable hydrogen.

We refer to our technology as the SunHydrogenH2Generator which is comprised of the following components:

1. The Generator Housing - Novel device design is the first of its type to safely separate oxygen and hydrogen in the water splitting process without sacrificing efficiency. This device houses the water, the solar particles/cells and is designed with inlets and outlets for water and gasses. Utilizing a special membrane for separating the oxygen side from the hydrogen side, proton transport is increased which is the key to safely increasing solar-to-hydrogen efficiency. Our design can be scaled up and manufactured for commercial use.

2. The NanoParticle or Solar Cell - Our patented nanoparticle consists of thousands of tiny solar cells that are electrodeposited into one tiny structure to provide the charge that splits the water molecule when the sun excites the electron. In the process of optimizing our nanoparticles to be efficient and only use earth abundant materials (an ongoing process), we experimented with commercially available triple junction silicon solar cells to perform tests with our generator housing and other components. Through this experimentation, our discovery leads us to believe that we can bring a system to market utilizing these readily available cells while our nanoparticles are still being optimized. These solar cells also absorb the sunlight and produce the necessary charge for splitting the water molecule into hydrogen and oxygen.

3. Oxygen Evolution Catalyst - This proprietary catalyst developed at the University of Iowa lab is uniformly applied onto the solar cell or nanoparticle and efficiently oxidize water molecule to generate oxygen gas. The oxygen evolution catalyst must be robust to withstand the long operating hours of the hydrogen generation device to ensure long lifetime. It must be stable in alkaline, neutral and acidic environments.

4. Hydrogen Evolution Catalyst - Necessary for collecting electrons to reduce protons for generating hydrogen gas, we have successfully integrated a low-cost hydrogen catalyst into our generator system successfully coating a triple junction solar cell with a catalyst comprised primarily of ruthenium, carbon and nitrogen that can function as well as platinum, the current catalyst used for hydrogen production, but at one twentieth of the cost.

5. Coating Technologies - Two major coating technologies were developed to protect the nanoparticles and solar cells from photocorrosion under water. A transparent conducive coating to protect our nanoparticles and solar cells from photo corrosion and efficiently transfer charges to catalysts for oxygen and hydrogen evolution reactions. A polymer combination that protects the triple junction solar cells from any corrosive water environments for long lifetime of the hydrogen generation device.

6. A concentrator equal to two suns - This inexpensive Fresnel lens concentrator to increase sunlight to equal two suns reduces our necessary footprint for a 1000 KG per day system.

Our business and commercialization plan calls for two generations of our panels or generators. The first generation utilizes readily available commercial solar cells, coated with a stability polymer and catalysts and inserted into our proprietary panels to efficiently and safely split water into hydrogen and oxygen to produce very pure and green hydrogen that can be piped off the panel, pressurized, and stored for use in a fuel cell to power anything electric.

The second generation of our panels will feature a nanoparticle based technology where billions of autonomous solar cells are electrodeposited onto porous alumina sheets and manufactured in a roll to roll process and inserted into our proprietary panels. For this generation, we have received multiple patents and it is estimated that it will produce hydrogen for less than $4 per kilogram before pressurization.

Our team at the University of Iowa has reached a milestone of 1000 consecutive hours of continuous hydrogen production utilizing completely immersed solar cells with no external biases achieving simulated production equal to one year. We believe this to be a record for completely immersed cells. Now ready to take our technology out of the lab, we are working with several vendors to commercialize and manufacture our first generation of renewable hydrogen panels that use sunlight and water to generate hydrogen for demonstration purposes. We anticipate these hydrogen panels will be demonstrated in various parts of the world to as further proof of concept of our technology and to promote our nanoparticle technology that will be more efficient and economical.

We anticipate that the SunHydrogenH2Generator will be a self-contained renewable hydrogen production system that requires only sunlight and any source of water. As a result, it can be installed almost anywhere to produce hydrogen fuel at or near the point of distribution, for local use. We believe this model of hydrogen production addresses one of the biggest challenges of using clean hydrogen fuel on a large scale - the transportation of hydrogen.

Each stage of the SunHydrogenH2Generator can be scaled independently according to the hydrogen demands and length of storage required for a specific application. A small-scale system can be used to produce continuous renewable electricity for a small house, or a large scale system can be used to produce hydrogen to power a community.

Market Opportunity

We believe we are still in the early stages of the hydrogen market, and yet, this market continues to grow exponentially. One of the reasons for this growth is the adoption of hydrogen fuel technologies within an increased number of major industries and spanning many applications.

Furthermore, recent government mandates for renewable energy have created a real and sustainable market opportunity for renewable hydrogen. Most states in the United States have legislative mandates to use between 10-45% of renewable energy by 2050, some states have mandates for 100% by 2050. These include California (100% by 2045), Colorado (100% by 2050), Hawaii (100% by 2045), Virginia (100% by 2050), Washington (100% by 2045), Washington DC (100% by 2032) and Puerto Rico (100% by 2050). (https://www.ncsl.org/research/energy/renewable-portfolio-standards.aspx)

While solar and wind electricity have been the dominate form of renewable energy, the sun does not always shine and the wind does not always blow. Therefore, we believe a direct solar-to-hydrogen technology which immediately stores solar energy as hydrogen can turn solar energy into a primary and reliable source of energy just like coal and natural gas – but cleaner and greener.

Existing Market Growth

According to a Global Market Insights study released in June 2019, the global hydrogen generation market size is predicted to be valued at $180 billion by 2024. Strict regulatory norms to reduce sulfur content with measures to reduce the carbon footprint is expected to drive the global hydrogen generation market size. U.S. federal and state governments have adopted various programs including the Tier 3 program to reduce the sulfur content in gasoline, motor oil, and diesel and which aims to lower the gasoline sulfur content up to 10 ppm in 2017.

Growing demand for petroleum products from developing countries is anticipated to also drive the hydrogen generation market size in the coming years. Hydrogen is used in various refining processes including hydrocracking and hydrodesulfurization to crack bigger molecules into lighter ones and more usable products.

Strong investment for the expansion and upgrade of refineries to fulfill emission and sulfur content regulation is expected to stimulate the growth of the hydrogen generation market. Increasing heavy crude oil consumption demand will complement the industry landscape. Positive outlook towards the chemical industry including ammonia and methanol will also positively influence growth.

We believe increasing demand for clean fuel energy will be affected by:

●	Stringent government regulation towards Desulphurization of Petroleum Products

●	Deteriorating crude oil quality

●	Transportation & Storage Issues

It is within these industries that we believe our renewable hydrogen producing technology possesses significant early market opportunity, especially as innovation and infrastructure continue to develop.

Utility Scale Hydrogen Electricity

According to a March 2013 report from NREL, a national laboratory of the U.S. Department of Energy, Hydrogen can be blended into the existing natural gas pipeline networks, thus bypassing the high cost of dedicated hydrogen pipelines in order to use hydrogen at a large scale. If implemented with relatively low concentrations, less than 5%–15% hydrogen by volume, this strategy of storing and delivering renewable hydrogen to markets appears to be viable without significantly increasing risks associated with utilization of the gas blend in end-use devices (such as household appliances), overall public safety, or the durability and integrity of the existing natural gas pipeline network. (https://www.nrel.gov/docs/fy13osti/51995.pdf).

Hydrogen Fuel Cell Vehicles

One of the most recognized applications for hydrogen fuel technologies falls within the auto manufacturing and vehicles industries. The three leading manufacturers of hydrogen fuel cell vehicles (FCVs) are in order, Toyota, Hyundai, and Honda – three internationally recognized companies. Industry reports cite the need for increased infrastructure, such as fueling stations, for the industry to garner even greater market acceptance. However, the same report indicates there will be 22.2 million hydrogen fuel cell vehicles sold or leased by 2032, driving revenues upwards of $1.1 trillion. (https://www.researchandmarkets.com/reports/4200873/global-market-for-hydrogen-fuel-cell-vehicles).

Our Technology

Technology for Making Renewable Hydrogen from Sunlight and Water

Hydrogen (H2) is the third most abundant element on earth and the cleanest fuel in the universe, (Dresselhaus, Mildred et al. (May 15, 2003). “Basic Research Needs for the Hydrogen Economy”). Unlike hydrocarbon fuels such as oil, coal and natural gas where carbon dioxide and other contaminants are released into the atmosphere when used, hydrogen fuel usage produces only pure water (H2O). Unfortunately, nearly no pure hydrogen exists naturally on earth and therefore must be extracted from hydrogen containing molecules like water. Historically, the cost of manufacturing hydrogen as an alternative fuel has been higher than the cost of the energy used to make it. This is the dilemma of the hydrogen economy, and one that we aim to address.

For over a century, water electrolysis, splitting water molecules into hydrogen and oxygen due to the passage of electric current, has been a well-established technology to produce hydrogen. The produced hydrogen combusts into water that can be recycled back into nature indefinitely. However, in practice, current commercial water electrolysis technologies require considerable energy from coal-powered electricity and also require ultra-pure water to prevent fouling of the system components. We believe these are the major barriers to affordable production of hydrogen.

The Perfect and Sustainable Energy Cycle

As it turns out, Mother Nature has been making hydrogen using sunlight since the beginning of time by splitting water molecules (H2O) into its basic elements - hydrogen and oxygen. This is exactly what plant leaves do every day by way of photosynthesis. Since the produced hydrogen is immediately consumed inside the plant, we cannot simply grow trees to make hydrogen.

If technology can be developed to mimic photosynthesis to split water into hydrogen, we believe then a truly sustainable, low cost, and renewable energy cycle can be created to power the earth. However, cost has been the biggest barrier to realizing this vision.

Water Splitting

In the process of splitting a water molecule, input energy is transferred into the chemical bonds. So in essence, manufactured hydrogen is simply a carrier or battery-like storage of the input energy. If the input energy is from fossil fuels, such as oil and gas, then carbon fossil fuel energy is simply transferred into hydrogen. If the input energy is renewable such as solar and wind, then new and clean energy is stored in hydrogen.

While the concept of water splitting is very appealing, the following challenges must be addressed for renewable hydrogen to be commercially viable:

●	Energy Inefficiency — Since hydrogen is an energy carrier, the most energy it can store is 100% of the input energy. However, conventional systems approach to electrolysis lose so much of the input energy in system components, wires and electrodes resulting in only a small portion of electricity making it into the hydrogen molecules. This translates to high production cost and is the fundamental problem with water splitting for hydrogen production. We intend to address this problem with our low cost and energy efficient particle technology.

●	Need for Clean Water — Conventional electrolysis requires highly purified clean water to prevent fouling of system components. This prevents current technology from using large quantities of available water from oceans, rivers, industrial waste and municipal waste as feedstock. Our technology is being designed to use any natural water or waste water for the unlimited production of renewable hydrogen.

Technology

Water electrolysis in its simplest form is the transfer of “input electrons” in the following chemical reactions:

●	Cathode (reduction): 2H2O + 2e-→ H2 + 2OH-

●	Anode (oxidation): 4OH- →☐O2 + 2H2O + 4 e-

From these equations, one can deduce that if every input electron (e-) is put to work and not lost, then a maximum amount of input electrons (i.e. energy) is transferred and stored in the hydrogen molecules (H2). Additionally, if there were a very high number of cathode and anode reaction areas within a given volume of water, then a very high number of these reactions could happen simultaneously throughout the medium to split each water molecule into hydrogen wherever electrons are available.

SunHydrogen Panel™

Since our particles are intended to mimic the natural temperature conditions of photosynthesis, they can be housed in very low-cost reactors. To facilitate the commercial use of our self-contained particle technology we are developing a modular system that will enable the onsite daily production and storage of hydrogen for any time use in electricity generation.

We refer to our product as the SunHydrogen Panel which is comprised of the following components:

1.	The Panel Housing - Novel (patent pending) device design is the first of its type to safely separate oxygen and hydrogen in the water splitting process without sacrificing efficiency. This device houses the water, the solar particles/cells and is designed with inlets and outlets for water and gasses. Utilizing a special membrane for separating the oxygen side from the hydrogen side, proton transport is increased which is the key to safely increasing solar-to-hydrogen efficiency. Our design can be scaled up and manufactured for commercial use.

2.

The NanoParticle or Solar Cell - Our patented Our patented Photoelectrochemically Active Heterostructures (PAH) consists of billions of tiny solar cells in 1cm2 that are electrodeposited into a protective structure to provide the charge that splits the water molecules.

In the process of optimizing our nanoparticles to be efficient and only use earth abundant materials (an ongoing process), we experimented with commercially available triple junction silicon solar cells to perform tests with our generator housing and other components. Through this experimentation, our discovery leads us to believe that we can bring a system to market utilizing these readily available cells while our nanoparticles are still being optimized. These solar cells also absorb the sunlight and produce the necessary charge for splitting the water molecules into hydrogen and oxygen.

3.	Oxygen Evolution Catalyst - This proprietary catalyst developed at the University of Iowa is applied on the solar cell or nanoparticle and efficiently oxidize water molecule to generate oxygen gas. The oxygen evolution catalyst must be robust to withstand the long operating hours of the hydrogen generation device to ensure long lifetime. It is designed to be efficient and stable in alkaline environments.

4.	Hydrogen Evolution Catalyst - Necessary for collecting electrons to reduce protons for generating hydrogen gas, we have successfully developed a process to integrate an ultra-low loading of platinum hydrogen catalyst on foam electrodes at ten times lower loading with over 67 times higher activities.

5.	Coating Technologies - Two major coating technologies were developed to protect the nanoparticles and solar cells from photo-corrosion under water. A transparent conducive coating to protect our nanoparticles and solar cells from photo corrosion and efficiently transfer charges to catalysts for oxygen and hydrogen evolution reactions. A polymer combination that protects the triple junction solar cells from any corrosive water environments for long lifetime of the hydrogen generation device.

6.	A concentrator equal to two suns - This inexpensive Fresnel lens concentrator to increase sunlight to equal two suns reduces our necessary footprint for a 1000 KG per day system by 40%.

Our business and commercialization plan calls for two generations of our panels or generators. The first generation being manufactured for demonstration utilizes readily available commercial solar cells, coated with a stabilizing polymer and catalysts, and inserted into our proprietary panels to efficiently and safely split water into hydrogen and oxygen to produce very pure and green hydrogen that can be piped off the panel, pressurized, and stored for use in a fuel cell to power anything electric.

The second generation of our panels will feature a nanoparticle-based technology where billions of autonomous solar cells are electrodeposited onto porous alumina sheets and manufactured in a roll to roll process and inserted into our proprietary panels. For this generation, we have received multiple patents and we estimate that it will produce hydrogen for less than $4 per kilogram before pressurization.

Our team at the University of Iowa has reached a milestone of well over 1000 consecutive hours of continuous hydrogen production utilizing completely immersed solar cells with no external biases achieving simulated production equal to one year. We believe this to be a record for completely immersed cells. Now ready to take our technology out of the lab, we are working with several vendors to commercialize and manufacturer our first generation of renewable hydrogen panels that use sunlight and water to generate hydrogen.

We anticipate that the SunHydrogen Panel will be a self-contained renewable hydrogen production system that requires only sunlight and any source of water.  As a result, it can be installed almost anywhere to produce hydrogen fuel at or near the point of distribution, for local use. We believe this model of hydrogen production addresses one of the biggest challenges of using clean hydrogen fuel on a large scale which is the transportation of hydrogen.

Each stage of the SunHydrogen Panel can be scaled independently according to the hydrogen demands and length of storage required for a specific application. A small-scale system can be used to produce continuous renewable electricity for a small house, or a large scale system can be used to produce hydrogen to power a community.

SunHydrogen Panel Manufacturing

We are currently working towards producing 100 demonstration SunHydrogen Panels, that will be used to display our Gen 1 technology in a number of venues throughout the United States and internationally. We anticipate that these demonstration panels will broaden national and global awareness of our new, green hydrogen generating technology. With the resulting increased interest, potential customers of our technology will be able to observe the panels’ operation first hand, and determine potential uses in their business operations.

Intellectual Property

On November 14, 2011, we filed a provisional patent application with the U.S. Patent and Trademark Office to protect the intellectual property rights for “Photoelectrochemically Active Heterostructures, methods for their manufacture, and methods and systems for producing desired products.” On March 14, 2017, the part of the patent covering the structural design of Photoelectrochemically Active Heterostructures (PAH) was granted as the United States Patent No. 9,593,053B1. On April 3, 2018, the part of the patent covering the method for manufacturing PAH was granted as United States Patent No. 9,593,053B2. The patent protects the Company’s proprietary design and manufacturing method of a self-contained solar-to-hydrogen device made up of millions of solar-powered water-splitting nanoparticles, per square centimeter. These nanoparticles are coated with a separate patent-pending protective coating that prevents corrosion during extended periods of hydrogen production. The aim of these nanoparticles is high conversion efficiency and low cost.

An important aspect of the patented technology is the integrated structures of high-density arrays of nano-sized solar cells as part of hydrogen production nanoparticles. The technology enables manufacturing of ultra-thin sheets for solar-to-hydrogen production, requiring substantially less material as compared to conventional solar cells used in rooftop power applications.

In March of 2015, we jointly filed a full utility patent application with UCSB for the “Multi-junction artificial photosynthetic cell with enhanced photovoltages.” The patent covers our semiconductor designs to enhance the photovoltages of the nano-sized solar cells in the PAH structures. The semiconductor designs stacking multiple junctions inside the PAH structures would be an efficient and economic solution for the photovoltaic and the photoelectrochemical industries. This patent was granted in Australia in April of 2018, China and Europe in March of 2019, and in the U.S. in October of 2018.

On December 21, 2016, we filed jointly with the University of Iowa a patent for “Integrated Membrane Solar Fuel Production Assembly” to protect the intellectual property for our generator housing system that safely separates oxygen and hydrogen in the water-splitting process without sacrificing efficiency. This device houses the water, the solar particles/cells and is designed with inlets and outlets for water and gases. Utilizing a special membrane for separating the oxygen side from the hydrogen side, proton transport is increased which is the key to safely increasing solar-to-hydrogen efficiency. In September of 2017, we filed the utility patent for this important invention and prosecution is ongoing.

Strategic Partners

Effective September 1, 2020, we entered into a research agreement with the University of Iowa. As consideration under the research agreement, the University of Iowa will receive a maximum of $299,966 from the Company. The research agreement may be terminated by either party upon 60 days prior written notice or by either party upon notice of a material breach or default which is not cured within 90 days of receipt of written notice of such breach. This term of the research agreement runs through August 31, 2021 but may be extended upon mutual agreement of the parties.

Competition

Currently, most hydrogen is produced by steam reforming of natural gas or methane. This production technology dominates due to easy availability and low prices of natural gas. Partial oxidation of petroleum oil is second in production capacity after steam reforming of natural gas. The third largest production technology in terms of production capacity is steam gasification of coal. The current industry is heavily dominated by large players such as Air Products and Chemicals Inc. and Air Liquide.

Green or Renewable hydrogen can be produced through electrolyzers if they are powered by solar or wind. There has been an emergence of these companies in the past few years. ITM Power in England and Proton Onsite in Norway are two of the largest companies in this industry. If not powered by solar panels or wind power, they require external electricity most likely created by coal, gas, or oil. We believe that our process when fully developed will offer a competitive advantage as it is completely green and renewable and utilizes no external power other than the sun.

Corporate Information

Our principal executive offices are located at 10 E. Yanonali, Suite 36, Santa Barbara, CA 93101. Our telephone number is (805) 966-6566. We maintain an Internet website at www.sunhydrogen.com. The information contained on, connected to or that can be accessed via our website is not part of this prospectus. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

Employees

As of January 14, 2021, we had one (1) full-time employee and several consultants. We have not experienced any work stoppages and we consider relations with our employees and consultants to be good. Most of our research and development work is performed by the University of Iowa, through a sponsored research agreement.

Properties

Our principal office address is 10 E. Yanonali, Suite 36, Santa Barbara, CA, 93101. We believe that our current premises are sufficient to handle our administrative activities for the near future as adequate lab space and equipment is attained through our agreement with the University of Iowa.

Legal Proceedings

We are not currently a party to, nor is any of our property currently the subject of, any material legal proceedings.

MANAGEMENT

The following table sets forth information about our executive officers and directors:

Name	Age	Position
Timothy Young	55	President, CEO, Acting CFO and Chairman of the Board of Directors
Mark J. Richardson	67	Director

Timothy Young – President, CEO, Acting CFO and Chairman of the Board of Directors

Tim Young is an accomplished executive with over fifteen years of management experience in media and Internet technology companies. Mr. Young was appointed President, CEO and Chairman of the Company in August 2009. Mr. Young was appointed Acting CFO in 2010.

Mr. Young oversees the Company’s research and development initiatives and fundraising efforts.

From September 2007 through August 2009, Mr. Young was the President of Rovion, Inc., an internet media startup company, where he increased revenues through a channel sales strategy that included companies such as Clear Channel, Disney, CBS, and Fox Television and bolstered the company’s technical capabilities through strategic acquisitions. Prior to Rovion, Mr. Young was employed by Time Warner Inc. from October 1998 through July 2007, where he served as Vice President and Regional Vice President of various divisions including America Online and Time Warner Cable.

Mr. Young’s track record of success and over fifteen plus years of management and leadership experience bringing new products to the market, qualifies him to be a board member of the Company.

Mark J. Richardson –Director

Mr. Richardson was appointed as a director in June 2018. Mr. Richardson has been a securities lawyer since he graduated from the University of Michigan Law School in 1978. He practiced as an associate and partner in large law firms until 1993, when he established his own practice under the name Richardson & Associates. He has been the principal securities counsel on a variety of equity and debt placements for corporations, partnerships, and real estate companies. His practice includes public and private offerings, venture capital placements, debt restructuring, compliance with federal and state securities laws, representation of publicly traded companies, Nasdaq filings, corporate law, partnerships, joint ventures, mergers, asset acquisitions, and stock purchase agreements. As a partner in a major international law firm in the 1980’s, Mr. Richardson participated in the leveraged buyout and recapitalization of a well-known producer of animated programming for children, financed by Prudential Insurance and Bear Stearns, Inc. He was also instrumental in restructuring the public debentures of a real estate company without resorting to a bankruptcy proceeding. From 1986 to 1993 Mr. Richardson was a contributing author to State Limited Partnerships Laws – California Practice Guide, Prentice Hall Law and Business. Prior to receiving his Juris Doctor degree cum laude from the University of Michigan Law School in 1978, Mr. Richardson received a Bachelor of Science degree summa cum laude in Resource Economics from the University of Michigan School of Natural Resources in 1975, where he earned the Bankstrom Prize for academic excellence and achieved Phi Beta Kappa honors. Mr. Richardson is an active member of the Los Angeles County and California State Bar Associations, including the Section on Corporations, Business and Finance and the Section on Real Estate.

The Board has determined that Mr. Richardson is qualified to serve as a director because of his extensive experience as a practicing attorney representing small companies.

Directors are elected at our annual meeting of shareholders and serve for one year until the next annual meeting of shareholders or until their successors are elected and qualified.

Family Relationships

There are no family relationships among our executive officers and directors.

Involvement in Certain Legal Proceedings

To our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Committees of the Board

Due to the small size of the Company and its Board of Directors, we currently have no audit committee, compensation committee or nominations and governance committee of our board of directors. We do not have an audit committee financial expert.

EXECUTIVE AND DIRECTOR COMPENSATION

The table below sets forth the compensation earned by our Principal Executive Officer.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Timothy Young,	2020	$255,000	0	0	757,243		0	0	0	$1,012,243
CEO and Acting CFO	2019	$255,000	0	0	1,409,550	(1)	0	0	0	$1,664,550

(1)	Calculated at fair value in accordance with authoritative guidance provided by the Financial Accounting Standards Board, where the value of the stock compensation is based upon the grant date and recognized over the vesting period. On the grant date of January 23, 2019, one-third (1/3) of the options vested immediately and the remainder of the options will vest in increments of 1/24 monthly. The shares represent an option to purchase 150,000,000 shares of common stock at an exercise price of $0.0099, with a fair value of $757,243. As of June 30, 2020, no options were exercised.

Employment Agreements

Our CEO, Timothy Young is employed as an “at-will” employee whose employment with the Company may be terminated at any time by either party. We have agreed to pay Mr. Young an annual salary of $255,000, subject to modification in accordance with the Company’s policies, practices and procedures.  In addition, we have agreed to pay Mr. Young three months base salary, in the event his employment is terminated by the Company. Mr. Young is eligible to receive a quarterly bonus as determined by the Company’s Board of Directors and to participate in any benefit plan implemented by the Company.

Outstanding Equity Awards at Fiscal Year-End

The following table discloses information regarding outstanding equity awards granted or accrued as of June 30, 2020, for our named executive officer.

Outstanding Equity Awards
	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)
Timothy Young	121,780,822	28,219,178	0.0099	1/23/2029	-	-

Director Compensation

The following table sets forth compensation information regarding the Company’s non-employee directors in fiscal year ended June 30, 2020:

Name	Fees earned or paid in cash	Stock Award ($)	Option Awards ($)	Non-equity incentive plan compensation	Nonqualified deferred compensation earnings	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mark R. Richardson	-	-	$10,000,000	-	-	-	-	-	10,000,000

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNER AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock beneficially owned as of January 14, 2021 by: (i) each of our directors; (ii) each of our named executive officers; (iii) our executive officers and directors as a group, and (iii) each person or group known by us to beneficially own more than 5% of our outstanding shares of common stock.

We believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

A person is deemed to be the beneficial owner of securities that can be acquired by him within 60 days from upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of January 14, 2021 or have been exercised and converted.

Name and address	Shares of Common Stock		Percentage of Common Stock (1)

Directors and Officers (2)
Timothy A. Young	160,000,000	(3)	5.7%
Mark R. Richardson	10,000,000	(4)	*
All Executive Officers and Directors as a Group (2 persons)	170,000,000		6.0%

* Less than 1%.

(1)	Based upon 2,677,059,455 shares issued and outstanding as of January 14, 2021.

(2)	The address for each of the officers and directors is c/o SunHydrogen, Inc. 10 E. Yanonali, Suite 36, Santa Barbara, CA 93101.

(3)	Includes 150,000,000 shares underlying options that have vested or will vest within sixty days of January 14, 2021.

(4)	Represents shares underlying options that have vested or will vest within sixty days of January 14, 2021.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships and Related Transactions

On September 10, 2020, the Company entered into rescission agreements with Timothy Young, the Company’s chief executive officer and director, and Mark Richardson, the Company’s director. Under the rescission agreements, the cashless option exercises of Mr. Young and Mr. Richardson that were completed on June 24, 2020, were rescinded and unwound in full. Under Mr. Young’s option exercise, Mr. Young had exercised 50,000,000 options cashlessly at an exercise price of $0.0099 per share and was issued 39,239,130 shares of common stock. Under Mr. Richardson’s option exercise, Mr. Young had exercised 8,055,542 options cashlessly at an exercise price of $0.0099 per share and was issued 6,321,849 shares of common stock.

As of September 30, 2020, the Company reported an accrual associated with the CEO’s prior year salary in the amount of $211,750.

Director Independence

The Board has determined that Mr. Richardson is an independent director within the meaning of NASDAQ Rule 5605(a)(2).

DESCRIPTION OF SECURITIES

This prospectus relates to the public offering of up to 132,000,000 shares of common stock by the selling stockholder.

Description of Common Stock

We are authorized to issue 5,000,000,000 shares of common stock, $0.001 par value per share.

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors to our board of directors. Holders of the Company’s common stock representing a majority of the voting power of the Company’s common stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as a liquidation, merger or an amendment to the Company’s articles of incorporation

Subject to the rights of preferred stockholders (if any), holders of the Company’s common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights, and there are no redemption provisions applicable to the Company’s common stock.

Description of Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock, par value $0.001 per share, from time to time, in one or more series. We do not have any outstanding shares of preferred stock.

Our articles of incorporation authorizes our board of directors to issue preferred stock from time to time with such designations, preferences, conversion or other rights, voting powers, restrictions, dividends or limitations as to dividends or other distributions, qualifications or terms or conditions of redemption as shall be determined by the board of directors for each class or series of stock. Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of stockholders unless such authorization is required by applicable law, or any securities exchange or market on which our stock is then listed or admitted to trading.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change-in-control of the Company.

PLAN OF DISTRIBUTION

This prospectus includes 132,000,000 shares of common stock offered by the selling stockholder.

The selling stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of common stock on the OTC Pink or any other stock exchange, market or trading facility on which our shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

In addition, the selling stockholder may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholder effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholder may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholder may pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholder and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

There can be no assurance that the selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the securities being offered by this prospectus has been passed upon for us by Sichenzia Ross Ference LLP, New York, New York.

EXPERTS

The financial statements of SunHydrogen, Inc. as of and for the year ended June 30, 2019 appearing in this prospectus, have been audited by Liggett & Webb, P.A., as set forth in its report thereon, included herein. Such financial statements are included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of SunHydrogen, Inc. as of and for the year ended June 30, 2020 appearing in this prospectus, have been audited by M&K CPAS, PLLC, as set forth in its report thereon, included herein. Such financial statements are included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

  Federal securities laws require us to file information with the SEC concerning our business and operations. Accordingly, we file annual, quarterly, and special reports, and other information with the Commission. The SEC maintains a web site (http://www.sec.gov) at which you can read or download our reports and other information.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities being offered hereby. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and the securities offered hereby, reference is made to the registration statement, and such exhibits and schedules. The registration statement may be accessed at the SEC’s web site.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

SunHydrogen, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of SunHydrogen, Inc. (the Company) as of June 30, 2020, and the related statements of operations, shareholders’ deficit, and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2020, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. The financial statements of SunHydrogen, Inc. as of June 30, 2019 were audited by other auditors whose report dated September 27, 2019 expressed an unqualified opinion on those financial statements.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB .

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered net losses from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

M&K CPAS, PLLC

We have served as the Company’s auditor since 2020

Houston, TX

September 23, 2020

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

HyperSolar, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of SunHydrogen, Inc. (formerly HyperSolar, Inc.) (the “Company”) as of June 30, 2019, the related statements of operations, shareholders’ deficit, and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2019, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company does not generate revenue and has negative cash flows from operations.  This raises substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting in accordance with the standards of the PCAOB. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion in accordance with the standards of the PCAOB.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Liggett & Webb, P.A.

We have served as the Company’s auditor since 2014.

New York, NY

September 27, 2019

SUNHYDROGEN, INC.

(formerly Hypersolar, Inc.)

BALANCE SHEETS

	June 30, 2020	June 30, 2019

ASSETS

CURRENT ASSETS
Cash	$195,010	$35,074
Prepaid expenses	9,378	15,000

TOTAL CURRENT ASSETS	204,388	50,074

PROPERTY & EQUIPMENT
Computers and peripherals	2,663	1,883
Less: accumulated depreciation	(1,605)	(837)

NET PROPERTY AND EQUIPMENT	1,058	1,046

OTHER ASSETS
Domain, net of amortization of $4,223 and $3,868, respectively	1,092	1,447
Trademark, net of amortization of $371 and $257, respectively	772	886
Patents, net of amortization of $16,650 and $10,391, respectively	84,492	97,100

TOTAL OTHER ASSETS	86,356	99,433

TOTAL ASSETS	$291,802	$150,553

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and other payable	$201,243	$125,085
Accrued expenses	211,496	176,790
Accrued interest on convertible notes	432,866	415,537
Derivative liability	59,657,719	3,905,721
Convertible promissory notes, net of debt discount of $409,074 and $281,783, respectively	160,926	256,103

TOTAL CURRENT LIABILITIES	60,664,250	4,879,236

LONG TERM LIABILITIES
Convertible promissory notes, net of debt discount of $0 and $0, respectively	1,460,000	1,782,600

TOTAL LONG TERM LIABILITIES	1,460,000	1,782,600

TOTAL LIABILITIES	62,124,250	6,661,836

COMMIMENTS AND CONTINGENCIES (SEE NOTE 8)	-	-

SHAREHOLDERS’ DEFICIT
Preferred Stock, $0.001 par value; 5,000,000 authorized preferred shares, no shares issued or outstanding	-	-
Common Stock, $0.001 par value; 5,000,000,000 authorized common shares 2,053,410,164 and 1,077,319,339 shares issued and outstanding, respectively	2,053,410	1,077,319
Additional Paid in Capital	11,664,657	10,432,575
Accumulated deficit	(75,550,515)	(18,021,177)

TOTAL SHAREHOLDERS’ DEFICIT	(61,832,448)	(6,511,283)

TOTAL LIABILITIES AND SHAREHOLDER’S DEFICIT	$291,802	$150,553

The accompanying notes are an integral part of these audited financial statements

SUNHYDROGEN, INC.

(formerly Hypersolar, Inc.)

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED JUNE 30, 2020 AND 2019

	Years Ended
	June 30, 2020	June 30, 2019

REVENUE	$-	$-

OPERATING EXPENSES
General and administrative expenses	1,057,287	1,292,662
Research and development cost	615,721	528,901
Depreciation and amortization	8,419	6,988

TOTAL OPERATING EXPENSES	1,681,427	1,828,551

LOSS FROM OPERATIONS BEFORE OTHER INCOME (EXPENSES)	(1,681,427)	(1,828,551)

OTHER INCOME/(EXPENSES)
Loss on write-off of patent cost	(5,426)	-
Gain (Loss) on change in derivative liability	(54,910,562)	6,641,761
Interest expense	(931,923)	(834,873)

TOTAL OTHER INCOME (EXPENSES)	(55,847,911)	5,806,888

NET INCOME (LOSS)	$(57,529,338)	$3,978,337

BASIC AND DILUTED LOSS PER SHARE	$(0.04)	$0.00

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
BASIC AND DILUTED	1,551,749,054	924,582,860

The accompanying notes are an integral part of these audited financial statements

SUNHYDROGEN, INC.

(formerly Hypersolar, Inc.)

STATEMENTS OF SHAREHOLDERS’ DEFICIT

FOR THE YEARS ENDED JUNE 30, 2020 AND 2019

	YEAR ENDED JUNE 30, 2019
					Additional
	Preferred stock		Common stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance at June 30, 2018	-	$-	852,458,018	$852,458	$8,131,620	$(21,999,514)	$(13,015,436)

Issuance of common stock for conversion of debt and accrued interest	-	-	195,464,064	195,464	1,345,145	-	1,540,609

Issuance of common stock for services	-	-	29,397,257	29,397	220,038	-	249,435

Stock based compensation expense	-	-	-	-	735,772	-	735,772

Net Income	-	-	-	-	-	3,978,337	3,978,337

Balance at June 30, 2019	-	$-	1,077,319,339	$1,077,319	$10,432,575	$(18,021,177)	$(6,511,283)

	YEAR ENDED JUNE 30, 2020
					Additional
	Preferred stock		Common stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance at June 30, 2019	-	$-	1,077,319,339	$1,077,319	$10,432,575	$(18,021,177)	$(6,511,283)

Issuance of common stock for conversion of debt and accrued interest	-	-	884,989,722	884,990	492,196	-	1,377,186

Issuance of common stock for services	-	-	91,101,103	91,101	266,033	-	357,134

Stock based compensation expense	-	-	-	-	473,853	-	473,853

Net Loss	-	-	-	-	-	(57,529,338)	(57,529,338)

Balance at June 30, 2020	-	$-	2,053,410,164	$2,053,410	$11,664,657	$(75,550,515)	$(61,832,448)

The accompanying notes are an integral part of these audited financial statements

SUNHYDROGEN, INC.

(formerly Hypersolar, Inc.)

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED JUNE 30, 2020 AND 2019

	Years Ended
	June 30, 2020	June 30, 2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (loss)	$(57,529,338)	$3,978,337
Adjustment to reconcile net income (loss) to net cash (used in) provided by operating activities
Depreciation & amortization expense	8,419	6,988
Stock based compensation expense	473,853	735,772
Stock issued for services	357,134	249,435
(Gain) Loss on change in derivative liability	54,910,562	(7,695,278)
Loss on conversion of debt	-	1,053,517
Net loss on write-off of patent cost	5,426	-
Amortization of debt discount recorded as interest expense	714,145	610,917
Change in assets and liabilities :
Prepaid expense	5,622	(11,058)
Other asset	-	900
Accounts payable	76,257	13,996
Accrued expenses	54,607	(23,247)
Accrued interest on convertible notes	227,529	226,028

NET CASH USED IN OPERATING ACTIVITIES	(695,784)	(853,693)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of tangible assets	(780)	(13,059)

NET CASH USED IN INVESTING ACTIVITIES:	(780)	(13,059)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from convertible notes payable	856,500	804,500

NET CASH PROVIDED BY FINANCING ACTIVITIES	856,500	804,500

NET INCREASE (DECREASE) IN CASH	159,936	(62,252)

CASH, BEGINNING OF YEAR	35,074	97,326

CASH, END OF YEAR	$195,010	$35,074

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$2,249	$940
Taxes paid	$-	$-

SUPPLEMENTAL DISCLOSURES OF NON CASH TRANSACTIONS
Fair value of common stock upon conversion of convertible notes , accrued interest and other fees	$1,377,186	$1,540,609
Fair value of convertible notes at issuance	$841,436	$743,301

The accompanying notes are an integral part of these audited financial statements

SUNHYDROGEN, INC.
(formerly Hypersolar, Inc.)

NOTES TO FINANCIAL STATEMENTS - AUDITED

JUNE 30, 2020 AND 2019

1.	ORGANIZATION AND LINE OF BUSINESS

Organization

SunHydrogen, Inc. (formerly HyperSolar, Inc.) (the “Company”) was incorporated in the state of Nevada on February 18, 2009. The Company, based in Santa Barbara, California, began operations on February 19, 2009 to develop and market a solar concentrator technology.

Line of Business

The company is currently developing a novel solar-powered nanoparticle system that mimics photosynthesis to separate hydrogen from water. We intend for technology of this system to be licensed for the production of renewable hydrogen to produce renewable electricity and hydrogen for fuel cells.

Going Concern

The accompanying audited financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The accompanying audited financial statements do not reflect any adjustments that might result if the Company is unable to continue as a going concern. The Company does not generate revenue, and has negative cash flows from operations, which raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern and appropriateness of using the going concern basis is dependent upon, among other things, additional cash infusion. The Company has historically obtained funds through private placement offerings of equity and debt. Management believes that it will be able to continue to raise funds by sale of its securities to its existing shareholders and prospective new investors to provide the additional cash needed to meet the Company’s obligations as they become due and will allow the development of its core business. There is no assurance that the Company will be able to continue raising the required capital.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of SunHydrogen, Inc (formerly HyperSolar, Inc.) is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Cash and Cash Equivalent

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Use of Estimates

In accordance with accounting principles generally accepted in the United States, management utilizes estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. These estimates and assumptions relate to useful lives and impairment of tangible and intangible assets, accruals, income taxes, stock-based compensation expense, Cox Rubenstein binomial lattice valuation model inputs, derivative liabilities and other factors. Management believes it has exercised reasonable judgment in deriving these estimates. Consequently, a change in conditions could affect these estimates.

Intangible Assets

The Company has patent applications to protect the inventions and processes behind its proprietary bio-based back-sheet, a protective covering for the back of photovoltaic solar modules traditionally made from petroleum-based film. Intangible assets that have finite useful lives continue to be amortized over their useful lives.

SUNHYDROGEN, INC.

(formerly Hypersolar, Inc.)

NOTES TO FINANCIAL STATEMENTS - AUDITED

JUNE 30, 2020 AND 2019

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Intangible Assets (Continued)

	Useful Lives	6/30/2020	6/30/2019

Domain-gross	15 years	$5,315	$5,315
Less accumulated amortization		(4,223)	(3,868)
Domain-net		$1,092	$1,447

Trademark-gross	10 years	$1,143	$1,143
Less accumulated amortization		(371)	(257)
Domain-net		$772	$886

Patents-gross	15 years	$107,491	$107,491
Write-off of patent cost		(6,349)	-
Less accumulated amortization		(16,650)	(10,391)
Patents-net		$84,492	$97,100

The Company recognized amortization expense of $7,651 and $6,360 for the years ended June 30, 2020 and 2019, respectively.

Property and Equipment

Property and equipment are stated at cost, and are depreciated using straight line over its estimated useful lives:

Computers and peripheral equipment	5 Years

Depreciation expense for the years ended June 30, 2020 and 2019 was $768 and $628, respectively.

Net Earnings (Loss) per Share Calculations

Net earnings (Loss) per share dictates the calculation of basic earnings (loss) per share and diluted earnings per share. Basic earnings (loss) per share are computed by dividing by the weighted average number of common shares outstanding during the year. Diluted net earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the effect of stock options and stock-based awards (Note 4), plus the assumed conversion of convertible debt (Note 5).

For the year ended June 30, 2020, the Company calculated the dilutive impact of the outstanding stock options of 186,000,000, and the convertible debt of $2,030,000, which is convertible into shares of common stock. The stock options and convertible debt were not included in the calculation of net earnings per share, because their impact was antidilutive.

For the year ended June 30, 2019, the Company calculated the dilutive impact of its outstanding stock options of 186,250,000, and convertible debt of $2,320,486, which is convertible into shares of common stock. The stock options and convertible debt were not included in the calculation of net earnings per share, because their impact was antidilutive.

	For the Years Ended
	June 30,
	2020	2019

Income (Loss) to common shareholders (Numerator)	$(57,529,338)	$3,978,337

Basic weighted average number of common shares outstanding (Denominator)	1,551,749,054	924,582,860

Diluted weighted average number of common shares outstanding (Denominator)	1,551,749,054	924,582,860

SUNHYDROGEN, INC.

(formerly Hypersolar, Inc.)

NOTES TO FINANCIAL STATEMENTS - AUDITED

JUNE 30, 2020 AND 2019

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Equity Incentive Plan and Stock Options

Equity Incentive Plan

On December 17, 2018, the Board of Directors approved and adopted the 2019 Equity Incentive Plan (“the Plan”), with 300,000,000 shares of common stock set aside and reserved for issuance pursuant to the Plan. The purpose of the Plan is to promote the success of the Company and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons. The awards are performance-based compensation that are granted under the Plan as incentive stock options (ISO) or nonqualified stock options. The per share exercise price for each option shall not be less than 100% of the fair market value of a share of common stock on the date of grant of the option. The Company periodically issues stock options and warrants to employees and non-employees in non-capital raising transactions for services and for financing cost. The Company accounts for stock option grants issued and vesting to employees and non-employees in accordance with the authoritative guidance of the Financial Accounting Standards Board whereas the value of the stock compensation is based upon the measurement date as determined at either a) the date at which a performance commitment is reached, or b) at the date at which the necessary performance to earn the equity instruments is complete. Non-employee stock-based compensation charges generally are amortized over the vesting period on a straight-line basis. In certain circumstances where there are no future performance requirements by the non-employee, option grants are immediately vested, and the total stock-based compensation charge is recorded in the period of the measurement date. The shares are convertible into common stock upon exercise. As of June 30, 2020, there were 186,000,000 stock options issued, and 114,000,000 additional shares reserved under the Plan.

Stock based Compensation

The Company periodically issues stock options and warrants to employees and non-employees in non-capital raising transactions for services and for financing costs. The Company accounts for stock option and warrant grants issued and vesting to employees based on the authoritative guidance provided by the Financial Accounting Standards Board whereas the value of the award is measured on the date of grant and recognized over the vesting period. The Company accounts for stock option and warrant grants issued and vesting to non-employees in accordance with the authoritative guidance of the Financial Accounting Standards Board whereas the value of the stock compensation is based upon the measurement date as determined at either a) the date at which a performance commitment is reached, or b) at the date at which the necessary performance to earn the equity instruments is complete. Non-employee stock-based compensation charges generally are amortized over the vesting period on a straight-line basis. In certain circumstances where there are no future performance requirements by the non-employee, the option grants immediately vest, and the total stock-based compensation charge is recorded in the period of the measurement date. As of June 30, 2020, 10,000,000 of such options were outstanding.

Fair Value of Financial Instruments

Fair value of financial instruments, requires disclosure of the fair value information, whether or not recognized in the balance sheet, where it is practicable to estimate that value. As of June 30, 2020, the amounts reported for cash, accrued interest and other expenses, notes payables, convertible notes, and derivative liability approximate the fair value because of their short maturities.

We adopted ASC Topic 820 for financial instruments measured as fair value on a recurring basis. ASC Topic 820 defines fair value, established a framework for measuring fair value in accordance with accounting principles generally accepted in the United States and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 established a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;
●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and
●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

SUNHYDROGEN, INC.

(formerly Hypersolar, Inc.)

NOTES TO FINANCIAL STATEMENTS - AUDITED

JUNE 30, 2020 AND 2019

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

We measure certain financial instruments at fair value on a recurring basis. Assets and liabilities measured at fair value on a recurring basis are as follows at June 30, 2020 and 2019 (See Note 6):

	Total	(Level 1)	(Level 2)	(Level 3)

Liabilities

Derivative liability measured at fair value at 6/30/20	$59,657,719	$-	$-	$59,657,719

Derivative liability measured at fair value at 6/30/19	$3,905,721	$-	$-	$3,905,721

Fair Value of Financial Instruments (Continued)

The following is a reconciliation of the derivative liability for which Level 3 inputs were used in determining the approximate fair value:

Balance as of June 30, 2018	$10,857,698
Fair value of derivative liabilities at issuance	743,301
Gain on change in derivative liability	(7,695,278)
Balance as of June 30, 2019	3,905,721
Fair value of derivative liabilities issued	841,436
Loss on change in derivative liability	54,910,562
Balance as of June 30, 2020	$59,657,719

Research and Development

Research and development costs are expensed as incurred.  Total research and development costs were $615,721 and $528,901 for the years ended June 30, 2020 and 2019, respectively.

Accounting for Derivatives

The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses a probability weighted average series Binomial lattice formula pricing models to value the derivative instruments at inception and on subsequent valuation dates.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Income Taxes

Deferred income taxes are provided using the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of the changes in tax laws and rates of the date of enactment.

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained.  The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any.  Tax positions taken are not offset or aggregated with other positions.  Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than (50%) fifty percent likely of being realized upon settlement with the applicable taxing authority.  The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

SUNHYDROGEN, INC.

(formerly Hypersolar, Inc.)

NOTES TO FINANCIAL STATEMENTS - AUDITED

JUNE 30, 2020 AND 2019

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Issued Accounting Pronouncements

In August 2017, FASB issued accounting standards update ASU-2017-12, (Topic 815) – “Targeted Improvements to Accounting for Hedging Activities”, to require an entity to present the earnings effect of the hedging instrument in the same statement line item in which the earnings effect of the hedged item is reported. The amendments in this update are effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods with the fiscal years beginning after December 15, 2020. Early adoption is permitted in any interim period after issuance of the update. The Company does not believe the adoption of ASU-2017 would have a material impact on the Company’s financial statements.

In June 2018, FASB issued accounting standards update ASU 2018-07, (Topic 505) – “Shared-Based Payment Arrangements with Nonemployees”, which simplifies the accounting for share-based payments granted to nonemployees for goods and services. Under the ASU, most of the guidance on such payments to nonemployees will be aligned with the requirements for share-based payments granted to employees. Under the ASU 2018-07, the measurement of equity-classified nonemployee share-based payments will be fixed on the grant date, as defined in ASC 718, and will use the term nonemployee vesting period, rather than requisite service period. The amendments in this update are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted if financial statements have not yet been issued. The Company is currently evaluating the impact of the adoption of ASU 2018-07 on the Company’s financial statements.

In August 2018, the FASB issued to accounting standards update ASU 2018-13, (Topic 820) - “Fair Value Measurement”, which changes the unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. The amendments in this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early adoption is permitted upon issuance. The Company is currently evaluation the impact of the adoption of ASU 2018-13, on the Company’s financial statements.

In December 2019, the FASB issued to accounting standards amendment updates to ASU 2019-12, (Topic 740) – “Income Taxes”, which simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. The amendments in this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2021, and interim periods with fiscal years beginning after December 15, 2022. Early adoption of the amendments is permitted. The Company does not believe the adoption of ASU-2019-12, would have a material impact on the Company’s financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying condensed financial statements.

3.	CAPITAL STOCKS

Year ended June 30, 2020

During the year ended June 30, 2020, the Company issued 884,989,722 shares of common stock upon conversion of convertible notes in the amount of $1,166,986 in principal, plus accrued interest of $198,200 and other fees of $12,000 based upon conversion prices ranging from $0.00095 - $0.0041.

During the year ended June 30, 2020, the Company issued 91,101,103 shares of common stock for services rendered at fair value prices of $0.002 - $0.0072 per share in the amount of $357,134.

Year ended June 30, 2019

During the year ended June 30, 2019, the Company issued 195,464,064 shares of common stock upon conversion of convertible notes in the amount of $411,814 in principal, plus accrued interest of $75,278 with an aggregate fair value loss on settlement of $1,053,517 based upon conversion prices ranging from $0.0055 to $0.0099

During the year ended June 30, 2018, the Company issued 29,397,257 shares of common stock for services rendered at a fair value prices of $0.0063 - $0.0105 per share in the amount of $249,435.

SUNHYDROGEN, INC.

(formerly Hypersolar, Inc.)

NOTES TO FINANCIAL STATEMENTS - AUDITED

JUNE 30, 2020 AND 2019

4.	OPTIONS

Stock Option Plan

The non-qualified common stock options expire on the date specified in the option agreement, which date is not later than the fifth (5th) anniversary from the grant date of the options. As of June 30, 2020, 250,000 options were fully vested with a maturity date of March 31, 2020, which expired and were forfeited as of June 30, 2020; on October 2, 2017, the Company issued 10,000,000 non-qualified common stock options, which vest one-third immediately, and one-third the second and third year, whereby, the options are fully vested with a maturity date of October 2, 2022, and are exercisable at an exercise price of $0.01 per share.

On January 23, 2019, the Company issued 170,000,000 stock options, of which one-third (1/3) vest immediately, and the remaining shall vest one-twenty fourth (1/24) per month after the date of these options (remaining block). The first block shall become exercisable immediately and is exercisable for a period of seven (7) years. The options fully vest by January 23, 2021.

On January 31, 2019, the Company issued 6,000,000 stock options, of which two-third (2/3) vest immediately, and the remaining shall vest one-twelfth (1/12) per month from after the date of these options (remaining block). The first block shall become exercisable immediately and is exercisable for a period of seven (7) years. The options fully vested on January 31, 2020.

On July 22, 2019, the Company issued 10,000,000 stock options, of which one-third (1/3) vest immediately, and the remaining shall vest one-twenty fourth (1/24) per month from after the date of these options (remaining block). The first block shall become exercisable immediately and is exercisable for a period of seven (7) years. The options fully vest by July 22, 2021.

A summary of the Company’s stock option activity and related information follows:

	6/30/2020		6/30/2019
		Weighted		Weighted
	Number	average	Number	average
	of	exercise	of	exercise
	Options	price	Options	price
Outstanding, beginning of period	186,250,000	$0.01	10,250,000	$0.01
Granted	10,000,000	$0.01	176,000,000	$0.01
Exercised	-	-	-	-
Forfeited/Expired	(250,000)	-	-	-
Outstanding, end of period	196,000,000	$0.01	186,250,000	$0.01
Exercisable at the end of period	160,493,150	$0.01	85,583,333	$0.01

The weighted average remaining contractual life of options outstanding as of June 30, 2020 and 2019 was as follows:

6/30/2020				6/30/2019
Exercisable Price	Stock Options Outstanding	Stock Options Exercisable	Weighted Average Remaining Contractual Life (years)	Exercisable Price	Stock Options Outstanding	Stock Options Exercisable	Weighted Average Remaining Contractual Life (years)
$-	-	-	-	$0.02	250,000	250,000	0.75
$0.01	10,000,000	10,000,000	1.26	$0.01	10,000,000	5,250,000	3.26
$0.0097-0.0099	176,000,000	144,018,263	5.57 – 5.59	$0.0097-0.0099	176,000,000	60,666,667	6.57 - 6.84
$0.0060	10,000,000	6,474,887	6.06	$-	-	-	-
	196,000,000	160,493,150			186,250,000	85,583,333

	6/30/20	6/30/19
Risk free interest rate	1.47% - 2.58%	1.94%
Stock volatility factor	54.99% - 189.01%	146%
Weighted average expected option life	6 years	7 years
Expected dividend yield	None	None

SUNHYDROGEN, INC.

(formerly Hypersolar, Inc.)

NOTES TO FINANCIAL STATEMENTS - AUDITED

JUNE 30, 2020 AND 2019

4.	OPTIONS (Continued)

Stock Option Plan (Continued)

The stock-based compensation expense recognized in the statement of operations during the years ended June 30, 2020 and 2019, related to the granting of these options was $473,853 and $735,772, respectively.

5.	CONVERTIBLE PROMISSORY NOTES

As of June 30, 2020, the outstanding convertible promissory notes, net of debt discount of $409,074 are summarized as follows:

Convertible Promissory Notes, net of debt discount	$1,620,926
Less current portion	160,926
Total long-term liabilities	$1,460,000

Maturities of long-term debt principal for the next four years are as follows:

Period Ended
June 30,	Amount
2021	570,000
2022	575,000
2023	745,000
2024	140,000
$2,030,000

At June 30, 2020, the $2,030,000 in convertible promissory notes had a remaining debt discount of $409,074, leaving a net balance of $1,620,926.

The Company issued a 10% convertible promissory note on April 9, 2015 (the “April 2015 Note”) in the aggregate principal amount of up to $500,000. Upon execution of the convertible promissory note, the Company received a tranche of $50,000. The Company received additional tranches in the amount of $450,000 for an aggregate sum of $500,000. The April 2015 Note matured nine (9) months from the effective dates of each respective tranche. A second extension was granted to October 9, 2016. On January 19, 2017, the investor extended the April 2015 Note for an additional (60) months from the effective date of each tranche, which had a maturity date of April 9, 2020.The April 2015 Note was convertible into shares of common stock of the Company at a price equal to a variable conversion price of the lesser of $0.01 per share or fifty percent (50%) of the lowest trading price since the original effective date of each respective advance or the lowest effective price per share granted to any person or entity after the effective date to acquire common stock. In no event could the lender convert any portion of the April 2015 Note such that would result in beneficial ownership by the lender and its affiliates of more than 4.99% of the outstanding shares of common stock of the Company. During the year ended June 30, 2020, the Company issued 212,079,164 shares of common stock, upon conversion of $192,600, plus accrued interest of $74,285. The balance of the April 2015 Note as of June 30, 2020 was $0.

SUNHYDROGEN, INC.

(formerly Hypersolar, Inc.)

NOTES TO FINANCIAL STATEMENTS - AUDITED

JUNE 30, 2020 AND 2019

5.	CONVERTIBLE PROMISSORY NOTES (Continued)

The Company issued a 10% convertible promissory note on January 28, 2016 (the “Jan 2016 Note”) in the aggregate principal amount of up to $500,000. Upon execution of the convertible promissory note, the Company received a tranche of $10,000. The Company received additional tranches in the amount of $490,000 for an aggregate sum of $500,000. The Jan 2016 Note matures twelve (12) months from the effective dates of each respective tranche. On January 19, 2017, the investor extended the Jan 2016 Note for an additional sixty (60) months from the effective date of each tranche, which matures on January 27, 2022. The Jan 2016 Note is convertible into shares of common stock of the Company at a price equal to a variable conversion price of the lesser of $0.01 per share or fifty percent (50%) of the lowest trading price since the original effective date of each respective tranche or the lowest effective price per share granted to any person or entity after the effective date to acquire common stock. If the Company fails to deliver shares in accordance with the timeframe of three (3) business days of the receipt of a notice of conversion, the lender, at any time prior to selling all of those shares, may rescind any portion, in whole or in part of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the principal sum with the rescinded conversion shares returned to the Company. In no event shall the lender be entitled to convert any portion of the Jan 2016 Note such that would result in beneficial ownership by the lender and its affiliates of more than 4.99% of the outstanding shares of common stock of the Company. In addition, for each conversion, in the event that shares are not delivered by the fourth business day (inclusive of the day of conversion), a penalty of $1,500 per day shall be assessed for each day after the third business day (inclusive of the day of the conversion) until the shares are delivered. During the year ended June 30, 2020, the Company issued 280,606,492 common shares upon conversion of principal in the amount of $190,000, plus interest of $76,576. The balance of the Jan 2016 Note as of June 30, 2020 was $310,000.

The Company issued a 10% convertible promissory note on February 3, 2017 (the “Feb 2017 Note”) in the aggregate principal amount of up to $500,000. Upon execution of the convertible promissory note, the Company received a tranche of $60,000. The Company received additional tranches in the amount of $440,000 for an aggregate sum of $500,000. The Feb 2017 Note matures twelve (12) months from the effective dates of each respective tranche. The Feb 2017 Note had a maturity date of February 3, 2018, with an automatic extension of sixty (60) months from the effective date of each tranche. The Feb 2017 Note is convertible into shares of common stock of the Company at a price equal to a variable conversion price of the lesser of $0.01 per share or fifty percent (50%) of the lowest trading price since the original effective date of each respective tranche or the lowest effective price per share granted to any person or entity after the effective date to acquire common stock. If the Company fails to deliver shares in accordance with the timeframe of three (3) business days of the receipt of a notice of conversion, the lender, at any time prior to selling all of those shares, may rescind any portion, in whole or in part of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the principal sum with the rescinded conversion shares returned to the Company. In no event shall the lender be entitled to convert any portion of the Feb 2017 Note such that would result in beneficial ownership by the lender and its affiliates of more than 4.99% of the outstanding shares of common stock of the Company. In addition, for each conversion, in the event, that shares are not delivered by the fourth business day (inclusive of the day of conversion), a penalty of $1,500 per day shall be assessed for each day after the third business day (inclusive of the day of the conversion) until the shares are delivered. The balance of the Feb 2017 Note as of June 30, 2020 was $500,000.

The Company issued a 10% convertible promissory note on November 9, 2017 (the “Nov 2017 Note”) in the aggregate principal amount of up to $500,000. Upon execution of the convertible promissory note, the Company received a tranche of $45,000. The Company received additional tranches in the amount of $455,000 for an aggregate sum of $500,000. The Nov 2017 Note matures twelve (12) months from the effective dates of each respective tranche. The Nov 2017 Note had a maturity date of November 9, 2018, with an automatic extension of sixty (60) months from the effective date of each tranche. The Nov 2017 Note is convertible into shares of common stock of the Company at a price equal to a variable conversion price of the lesser of $0.01 per share or fifty percent (50%) of the lowest trading price since the original effective date of each respective tranche or the lowest effective price per share granted to any person or entity after the effective date to acquire common stock. If the Company fails to deliver shares in accordance with the timeframe of three (3) business days of the receipt of a notice of conversion, the lender, at any time prior to selling all of those shares, may rescind any portion, in whole or in part of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the principal sum with the rescinded conversion shares returned to the Company. In no event shall the lender be entitled to convert any portion of the Nov 2017 Note such that would result in beneficial ownership by the lender and its affiliates of more than 4.99% of the outstanding shares of common stock of the Company. In addition, for each conversion, in the event that shares are not delivered by the fourth business day (inclusive of the day of conversion), a penalty of $1,500 per day shall be assessed for each day after the third business day (inclusive of the day of the conversion) until the shares are delivered. The balance of the Nov 2017 Note as of June 30, 2020 was $500,000.

SUNHYDROGEN, INC.

(formerly Hypersolar, Inc.)

NOTES TO FINANCIAL STATEMENTS - AUDITED

JUNE 30, 2020 AND 2019

5.	CONVERTIBLE PROMISSORY NOTES (Continued)

The Company issued a 10% convertible promissory note on June 27, 2018 (the “Jun 2018 Note”) in the aggregate principal amount of up to $500,000. Upon execution of the convertible promissory note, the Company received a tranche of $50,000. On October 9, 2018, the Company received another tranche of $40,000, for a total aggregate of $90,000 as of December 31, 2019. The Jun 2018 Note matures twelve (12) months from the effective dates of each respective tranche. The Jun 2018 Note matured on June 27, 2019, which was automatically extended for sixty (60) months from the effective date of each tranche. The Jun 2018 Note is convertible into shares of common stock of the Company at a price equal to a variable conversion price of the lesser of $0.01 per share or fifty percent (50%) of the lowest trading price since the original effective date of each respective tranche or the lowest effective price per share granted to any person or entity after the effective date to acquire common stock. If the Company fails to deliver shares in accordance with the timeframe of three (3) business days of the receipt of a notice of conversion, the lender, at any time prior to selling all of those shares, may rescind any portion, in whole or in part of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the principal sum with the rescinded conversion shares returned to the Company. In no event shall the lender be entitled to convert any portion of the Jun 2018 Note such that would result in beneficial ownership by the lender and its affiliates of more than 4.99% of the outstanding shares of common stock of the Company. In addition, for each conversion, in the event, that shares are not delivered by the fourth business day (inclusive of the day of conversion), a penalty of $1,500 per day shall be assessed for each day after the third business day (inclusive of the day of the conversion) until the shares are delivered. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $2,823 during the year ended June 30, 2020. The balance of the Jun 2018 Note as of June 30, 2020 was $90,000.

The Company issued a 10% convertible promissory note on August 10, 2018 (the “Aug 2018 Note”) in the aggregate principal amount of up to $100,000. The Aug 2018 Note had a maturity date of August 10, 2019, with an extension of sixty (60) months from the date of the note. The Aug 2018 Note matures on August 10, 2023. The Aug 2018 Note may be converted into shares of the Company’s common stock at a conversion price of the lesser of a) $0.005 per share or b) sixty-one (61%) percent of the lowest trading price per common stock recorded on any trade day after the effective date. The conversion feature of the Aug 2018 Note was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the Note. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $11,233 during the year ended June 30, 2020. The balance of the Aug 2018 Note as of June 30, 2020 was $100,000.

The Company issued 10% convertible promissory notes on February 14, 2019 thru August 12, 2019, (the “Feb-Aug Notes”) in the aggregate principal amount of up to $252,000. The Feb-Aug Notes had maturity dates of February 14, 2020 thru August 12, 2020. The Feb-Aug Notes were convertible into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the lowest average two (2) trading prices per common stock during the fifteen (15) trading day prior to the conversion date. The conversion feature of the Feb-Aug Notes was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the Notes. During the year ended June 30, 2020, the Company issued 116,025,867 shares of common stock upon conversion of principal in the amount of $252,000, plus accrued interest of $12,600. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $176,288 during the year ended June 30, 2020.  The balance of the Feb-Aug Notes as of June 30, 2020 was $0.

On December 14, 2018, January 18, 2019, and July 3, 2019, the Company issued convertible promissory notes (the “Dec-Jul Notes”) to an investor, (the “Dec-Jul Notes”) in the total aggregate principal amount of $140,000. The Dec-Jul Notes had maturity dates of December 14, 2019 and January 18, 2020. The Dec-Jul Notes were convertible into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the lowest trading prices per common stock during the fifteen (15) trading day prior to the conversion date. The conversion feature of the Dec-Jul Notes was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the Note. During the year ended June 30, 2020, the Company issued 103,302,185 shares of common stock upon conversion of $132,386 in principal, plus accrued interest of $14,000, and legal fees of $9,000. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $91,714 during the year ended June 30, 2020. The balance of the Dec-Jul Notes as of June 30, 2020 was $0.

On January 31, 2019 and March 6, 2019, the Company issued convertible promissory notes (the “Jan-Mar Note”) to an investor (the “Jan-Mar Note”) in the total aggregate principal amount of $160,000. The Jan-Mar Notes had maturity dates of January 31, 2020 and March 6, 2020. The Jan-Mar Notes were convertible into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the lowest average of the two (2) trading prices per common stock during the fifteen (15) trading day prior to the conversion date. The conversion feature of the Jan-Mar Notes was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the Jan-Mar Notes. The Company issued 76,591,844 shares of common stock upon the conversion of principal in the amount of $160,000, plus accrued interest of $8,399, and legal fees of $1,500. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $101,698 during the year ended June 30, 2020. The balance of the Jan-Mar Notes as of June 30, 2020 was $0.

SUNHYDROGEN, INC.

(formerly Hypersolar, Inc.)

NOTES TO FINANCIAL STATEMENTS - AUDITED

JUNE 30, 2020 AND 2019

5.	CONVERTIBLE PROMISSORY NOTES (Continued)

On August 28, 2019, the Company issued a convertible promissory note (the “Aug Note”) to an investor, in the principal amount of $80,000. The Company received funds of $78,000, less other fees of $2,000. The Aug Note had a maturity date of August 28, 2020. The Aug Note was convertible into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the lowest average of the two (2) trading prices per common stock during the fifteen (15) trading day prior to the conversion date. The conversion feature of the Aug Note was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the Aug Note. During the year ended June 30, 2020, the Company issued 30,227,789 shares of common stock upon conversion of principal in the amount of $80,000, plus accrued interest of $4,219, and legal fees of $600. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $58,835 during the year ended June 30, 2020. The balance of the Aug Note as of June 30, 2020 was $0.

On October 2, 2019, the Company issued a convertible promissory note (the “Oct Note”) to an investor in the principal amount of $80,000. The Company received funds of $78,000, less other fees of $2,000. The Oct Note matures on October 2, 2020. The Oct Note was convertible into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the lowest average of the two (2) trading prices per common stock during the fifteen (15) trading day prior to the conversion date. The conversion feature of the Oct Note was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the Oct Note. During the year ended June 30, 2020, the Company issued 39,676,622 shares of common stock upon conversion of principal in the amount of $80,000, plus accrued interest of $4,110, and legal fees of $600. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $80,000, during the year ended June 30, 2020. The balance of the Oct Note as of June 30, 2020 was $0.

On November 27, 2019, the Company issued a convertible promissory note (the “Nov Note”) to an investor in the principal amount of $80,000. The Company received funds of $78,000, less other fees of $2,000. The Nov Note had a maturity date of November 27, 2020. The Nov Note was convertible into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the lowest average of the two (2) trading prices per common stock during the fifteen (15) trading day prior to the conversion date. The conversion feature of the Nov Note was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the Nov Note. During the year ended June 30, 2020, the Company issued 26,579,747 shares of common stock upon conversion of principal in the amount of $80,000, plus accrued interest of $4,011, and legal fees of $300. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $80,000 during the year ended June 30, 2020. The balance of the Nov Note as of June 30, 2020 was $0.

On January 10, 2020, the Company issued a convertible promissory note (the “Jan 2020 Note”) to an investor in the principal amount of $80,000. The Company received funds of $78,000, less other fees of $2,000. The Jan 2020 Note matures on January 10, 2021. The Jan 2020 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the average of the lowest two (2) trading prices per common stock during the thirty (30) trading day prior to the conversion date. The conversion feature of the Jan 2020 Note was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the Jan 2020 Note. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $37,596 during the year ended June 30, 2020. The balance of the Jan 2020 Note as of June 30, 2020 was $80,000.

On February 11, 2020, the Company issued a convertible promissory note (the “Feb 2020 Note”) to an investor in the principal amount of $80,000. The Company received funds of $78,000, less other fees of $2,000. The Feb 2020 Note matures on February 11, 2021. The Feb 2020 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the average of the lowest two (2) trading prices per common stock during the fifteen (15) trading day prior to the conversion date. The conversion feature of the Feb 2020 Note was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the Feb 2020 Note. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $30,601 during the year ended June 30, 2020. The balance of the Feb 2020 Note as of June 30, 2020 was $80,000.

SUNHYDROGEN, INC.

(formerly Hypersolar, Inc.)

NOTES TO FINANCIAL STATEMENTS - AUDITED

JUNE 30, 2020 AND 2019

5.	CONVERTIBLE PROMISSORY NOTES (Continued)

On March 5, 2020, the Company issued a convertible promissory note (the “Mar 2020 Note”) to an investor in the principal amount of $40,000. The Company received funds of $38,000, less other fees of $2,000. The Mar 2020 Note matures on March 9, 2021. The Mar 2020 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the average of the lowest two (2) trading prices per common stock during the fifteen (15) trading day prior to the conversion date. The conversion feature of the Mar 2020 Note was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the Mar 2020 Note. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $11,528 during the year ended June 30, 2020. The balance of the Mar 2020 Note as of June 30, 2020 was $40,000.

On April 14, 2020, the Company issued a convertible promissory note (the “April 2020 Note”) to an investor in the principal amount of $80,000. The Company received funds of $78,000, less other fees of $2,000. The April 2020 Note matures on April 14, 2021. The April 2020 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the average of the lowest two (2) trading prices per common stock during the fifteen (15) trading day prior to the conversion date. The conversion feature of the April 2020 Note was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the April 2020 Note. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $16,658 during the year ended June 30, 2020. The balance of the April 2020 Note as of June 30, 2020 was $80,000.

On April 15, 2020, the Company issued a convertible promissory note (the “Apr 2020 Note”) to an investor in the aggregate principal amount of $50,000, of which the Company received $10,000 as of June 30, 2020. The Apr 2020 Note matures twelve (12) months from the effective dates of each respective tranche, such that the Apr 2020 Note matures on April 15, 2021, with an automatic extension of sixty (60) months from the effective date of each tranche. The Apr Note is convertible into shares of common stock of the Company at a price equal to a variable conversion price of the lesser of $0.01 per share or fifty percent (50%) of the lowest trading price of common stock recorded on any trade day after the effective date, or (c) the lowest effective price per share granted to any person or entity after the effective date to acquire common stock. If the Company fails to deliver shares in accordance with the timeframe of four (4) business days of the receipt of a notice of conversion, the lender, at any time prior to selling all of those shares, may rescind any portion, in whole or in part of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the principal sum with the rescinded conversion shares returned to the Company. In no event shall the lender be entitled to convert any portion of the Apr 2020 Note such that would result in beneficial ownership by the lender and its affiliates of more than 4.99% of the outstanding shares of common stock of the Company. In addition, for each conversion, in the event that shares are not delivered by the fourth business day (inclusive of the day of conversion), a penalty of $2,000 per day shall be assessed for each day after the fourth business day (inclusive of the day of the conversion) until the shares are delivered. The conversion feature of the April 2020 Note was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the Apr 2020 Note. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $706 during the year ended June 30, 2020. The balance of the Apr 2020 Note as of June 30, 2020 was $10,000.

On May 19, 2020, the Company issued a convertible promissory note (the “May 2020 Note”) to an investor in the principal amount of $80,000. The Company received funds of $78,000, less other fees of $2,000. The May 2020 Note matures on May 19, 2021. The May 2020 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the lowest two (2) trading prices per common stock during the fifteen (15) trading day prior to the conversion date. The conversion feature of the May 2020 Note was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the May 2020 Note. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $9,205 during the year ended June 30, 2020. The balance of the May 2020 Note as of June 30, 2020 was $80,000.

SUNHYDROGEN, INC.

(formerly Hypersolar, Inc.)

NOTES TO FINANCIAL STATEMENTS - AUDITED

JUNE 30, 2020 AND 2019

5.	CONVERTIBLE PROMISSORY NOTES (Continued)

On June 18, 2020, the Company issued a convertible promissory note (the “June 2020 Note”) to an investor in the principal amount of $160,000. The Company received funds of $156,000, less other fees of $4,000. The Jun 2020 Note matures on June 19, 2021. The Jun 2020 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the average of the lowest two (2) trading prices per common stock during the fifteen (15) trading day prior to the conversion date. The conversion feature of the Jun 2020 Note was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the Jun 2020 Note. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $5,260 during the year ended June 30, 2020. The balance of the Jun 2020 Note as of June 30, 2020 was $160,000.

All note conversions were performed per the terms of their respective agreements and therefore no gain or loss on the conversion was recorded.

6.	DERIVATIVE LIABILITIES

ASC Topic 815 provides guidance applicable to convertible debt issued by the Company in instances where the number into which the debt can be converted is not fixed. For example, when a convertible debt converts at a discount to market based on the stock price on the date of conversion, ASC Topic 815 requires that the embedded conversion option of the convertible debt be bifurcated from the host contract and recorded at their fair value. In accounting for derivatives under accounting standards, the Company recorded a liability representing the estimated present value of the conversion feature considering the historic volatility of the Company’s stock, and a discount representing the imputed interest associated with the embedded derivative. The discount is amortized over the life of the convertible debt, and the derivative liability is adjusted periodically according to stock price fluctuations.

The convertible notes (the “Notes”) issued do not have fixed settlement provisions because their conversion prices are not fixed. The conversion features have been characterized as derivative liabilities to be re-measured at the end of every reporting period with the change in value reported in the statement of operations.

During the year ended June 30, 2020, as a result of the Notes issued that were accounted for as derivative liabilities, we determined that the fair value of the conversion feature of the convertible notes at issuance was $841,436, based upon the Cox Rubenstein binomial model. We recorded the full value of the derivative as a liability at issuance with an offset to valuation discount, which will be amortized over the life of the Notes.

During the year ended June 30, 2020, the Company recorded a net loss in change in derivative of $54,910,562 in the statement of operations due to the change in fair value of the remaining notes, for the year ended June 30, 2020. At June 30, 2020, the fair value of the derivative liability was $59,657,719.

For purpose of determining the fair market value of the derivative liability for the embedded conversion, the Company used the Cox Rubenstein binomial lattice formula. The significant assumptions used in the Cox Rubenstein binomial lattice formula of the derivatives are as follows:

Risk free interest rate	0.13% - 0.22%
Stock volatility factor	80.0% - 267.0%
Weighted average expected option life	0 months - 5 year
Expected dividend yield	None

7.	DEFERRED TAX BENEFIT

The Company files income tax returns in the U.S. Federal jurisdiction, and the state of California. With few exceptions, the Company is no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for years before 2017.

Deferred income taxes have been provided by temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes. To the extent allowed by GAAP, we provide valuation allowances against the deferred tax assets for amount when the realization is uncertain. Included in the balance at June 30, 2020 and 2019, are no tax positions for which the ultimate deductibility is highly certain, but for which there is uncertainty about the timing of such deductibility.  Because of the impact of deferred tax accounting, other than interest and penalties, the disallowance of the shorter deductibility period would not affect the annual effective tax rate but would accelerate the payment of cash to the taxing authority to an earlier period.

SUNHYDROGEN, INC.

(formerly Hypersolar, Inc.)

NOTES TO FINANCIAL STATEMENTS - AUDITED

JUNE 30, 2020 AND 2019

7.	DEFERRED TAX BENEFIT (Continued)

The Company’s policy is to recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. During the periods ended June 30, 2020 and 2019, the Company did not recognize interest or penalties.

At June 30, 2020, the Company had net operating loss carry-forward of approximately $7,722,300, which expires in future years. No tax benefit has been reported in the June 30, 2020 and 2019 financial statements, since the potential tax benefit is offset by a valuation allowance of the same amount.

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income from continuing operations for the years ended June 30, 2020 and 2019 due to the following:

	6/30/2020	6/30/2019
Book income (loss)	$(12,081,160)	$1,193,500
Non-deductible expenses	11,950,635)	(1,520,850)
Depreciation and amortization	310	45
Related party accrual	7,875	(5,100)
Valuation Allowance	122,340	332,405

Income tax expense	$-	$-

Deferred taxes are provided on a liability method, whereby deferred tax assets are recognized for deductible differences and operating loss and tax credit carry-forward and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the difference between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax liabilities consist of the following components as of June 30, 2020 and 2019:

	6/30/2020	6/30/2019
Deferred tax assets:
NOL carryover	$1,571,210	$2,070,125
Research and development	104,500	92,490
Related party accrual	44,465	52,275
Deferred tax liabilities:
Depreciation and amortization	$(3,610)	$(5,340)

Less Valuation Allowance	$(1,716,565)	$(2,209,550)

Income tax expense	$-	$-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry-forward for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry-forward may be limited as to use in future years.

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cut and Jobs Act (the “Tax Act”).  The Tax Act establishes new tax laws that affects 2018 and future years, including a reduction in the U.S. federal corporate income tax rate to 21%, effective July 1, 2018. The Company has applied the new tax law for its calculation of the deferred tax provision. There was no impact to the Company’s financial statements. For certain deferred tax assets and deferred tax liabilities, we have recorded a provisional decrease of $707,468, with a corresponding net adjustment to the valuation allowance of $707,468 as of July 1, 2018.

The Company’s tax returns for the previous three years remain open for audit by the respective tax jurisdictions.

SUNHYDROGEN, INC.

(formerly Hypersolar, Inc.)

NOTES TO FINANCIAL STATEMENTS - AUDITED

JUNE 30, 2020 AND 2019

8.	COMMITMENTS AND CONTINGENCIES

On June 1, 2019, the Company entered into a research agreement with the University of Iowa. As consideration under the research agreement, the University of Iowa will receive a maximum of $144,747 from the Company. The research agreement may be terminated by either party upon a sixty (60) day prior written notice or a material breach or default, which is not cured within 90 days of receipt of a written notice of such breach. The term of the research agreement runs through May 31, 2020, and was extended on September 1, 2020.

In the normal course of business, the Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position or results of operations.

9.	RELATED PARTY

As of June 30, 2020, the Company reported an accrual associated with the CEO’s prior year salary in the amount of $211,750.

10.	SUBSEQUENT EVENTS

Management evaluated subsequent events as of the date of the financial statements pursuant to ASC TOPIC 855, and reported the following events:

On July 13, 2020, the Company issued 23,420,128 shares of common stock upon conversion of principal in the amount of $80,000, plus accrued interest of $3,989, and $300 in other fees.

On July 14, 2020, the Company issued 1,047,679 shares of common stock for services in the amount of $29,335.

On July 15, 2020, the Company issued 48,802,884 shares of common stock upon conversion of principal in the amount of $33,000, plus accrued interest of $13,363.

On July 27, 2020, the Company entered into a common stock purchase agreement, whereby an investor purchased 20,000,000 shares of common stock at a purchase price of $0.025.

On August 12, 2020, the Company issued 836,678 shares of common stock for services in the amount of $29,267.

On August 12, 2020, the Company issued 5,294,205 shares of common stock upon conversion of principal in the amount of $80,000, plus accrued interest of $3,989, and $300 in other fees.

On September 1, 2020, the Company entered into a research agreement with the University of Iowa. As consideration under the research agreement, the University of Iowa will receive a maximum of $299,966 from the Company. The research agreement may be terminated by either party upon sixty (60) days prior written notice or by either party upon notice of a material breach or default which is not cured within 90 days of receipt of written notice of such breach. This term of the research agreement runs through August 31, 2021, but may be extended upon mutual agreement of the parties.

On September 4, 2020, the Company issued 929,546 shares of common stock for services in the amount of $29,699.

On September 11, 2020, the Company issued 2,390,871 shares of common stock upon conversion of principal in the amount of $40,000, plus accrued interest of $1,994.52 and $300 in other expenses.

On September 21, 2020, the Company entered into a purchase agreement (the “Purchase Agreement”) with GHS Investments, LLC (“GHS”). Under the Purchase Agreement, the Company may sell, in its discretion (subject to the terms and conditions of the Purchase Agreement) up to an aggregate of $4,000,000 of common stock to GHS.

The Company has the right, in its sole discretion, subject to the conditions and limitations in the Purchase Agreement, to direct GHS, by delivery of a purchase notice from time to time (a “Purchase Notice”) to purchase (each, a “Purchase”) over the 6-month term of the Purchase Agreement, a minimum of $10,000 and up to a maximum of $400,000 (the “Purchase Amount”) of shares of common stock (the “Purchase Shares”) for each Purchase Notice (provided that, the Purchase Amount for any Purchase will not exceed two times the average of the daily trading dollar volume of the common stock during the 10 business days preceding the purchase date). The number of Purchase Shares we will issue under each Purchase will be equal to 112.5% of the Purchase Amount sold under such Purchase, divided by the Purchase Price per share (as defined under the Purchase Agreement). The “Purchase Price” is defined as 90% of the lowest end-of-day volume weighted average price of the common stock for the five consecutive business days immediately preceding the purchase date, including the purchase date. We may not deliver more than one Purchase Notice to GHS every ten business days, except as the parties may otherwise agree.

Other than as described above, there are no trading volume requirements or restrictions under the Purchase Agreement. We will control the timing and amount of any sales of our common stock to GHS. We may at any time in our sole discretion terminate the Purchase Agreement.

The Purchase Agreement prohibits us from directing GHS to purchase any shares of common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by GHS and its affiliates, would result in GHS and its affiliates having beneficial ownership, at any single point in time, of more than 4.99% of the then total outstanding shares of our common stock.

Events of default under the Purchase Agreement include the following:

●	the effectiveness of the registration statement for the Purchase Shares lapses for any reason or is unavailable for the resale by GHS of the Purchase Shares;

●	the suspension of our common stock from trading for a period of two business days;

●	the delisting of the Company’s common stock from the OTC Pink; provided, however, that the common stock is not immediately thereafter trading on the Nasdaq Capital Market, New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market, the NYSE American, or the OTCQX or OTCQB;

●	the failure for any reason by the transfer agent to issue Purchase Shares to GHS within three business days after the applicable date on which GHS is entitled to receive such securities;

●	any breach of the representations and warranties or covenants contained in the Purchase Agreement if such breach would reasonably be expected to have a material adverse effect and such breach is not cured within five business days;

●	insolvency or bankruptcy proceedings are commenced by or against us, as more fully described in the Purchase Agreement; or

●	if at any time we are not eligible to transfer our common stock electronically via DWAC.

So long as an event of default (all of which are outside the control of GHS) has occurred and is continuing, the Company may not deliver to GHS any Purchase Notice.

We will pay a finder’s fee to J.H. Darbie & Co., Inc. of 4% of the net proceeds we receive from sales of our common stock to GHS under the Purchase Agreement.

SUNHYDROGEN, INC.

CONDENSED BALANCE SHEETS

	September 30, 2020	June 30, 2020
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash	$500,644	$195,010
Prepaid expenses	12,545	9,378
TOTAL CURRENT ASSETS	513,189	204,388

PROPERTY & EQUIPMENT
Computers and peripherals	2,663	2,663
Vehicle	50,000
	52,663	2,663
Less: accumulated depreciation	(1,883)	(1,605)
NET PROPERTY AND EQUIPMENT	50,780	1,058

OTHER ASSETS
Domain, net of amortization of $4,311 and $4,223, respectively	1,004	1,092
Trademark, net of amortization of $401 and $371, respectively	742	772
Patents, net of amortization of $18,291 and $16,250, respectively	82,852	84,492
TOTAL OTHER ASSETS	84,598	86,356
TOTAL ASSETS	$648,567	$291,802

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable and other payable	$124,728	$201,243
Accrued expenses	223,358	211,497
Accrued interest on convertible notes	456,864	432,866
Derivative liability	61,037,804	59,657,718
Convertible promissory notes, net of debt discount of $210,050 and $409,074, respectively	126,950	160,926
TOTAL CURRENT LIABILITIES	61,969,704	60,664,250

LONG TERM LIABILITIES
Convertible promissory notes, net of debt discount of $0 and $0, respectively	1,460,000	1,460,000
TOTAL LONG TERM LIABILITIES	1,460,000	1,460,000
TOTAL LIABILITIES	63,429,704	62,124,250

COMMIMENTS AND CONTINGENCIES (SEE NOTE 8)	-	-

SHAREHOLDERS' DEFICIT
Preferred Stock, $0.001 par value; 5,000,000 authorized preferred shares, no shares issued or outstanding	-	-
Common Stock, $0.001 par value; 5,000,000,000 shares authorized, 2,171,705,242 and 2,053,410,161 shares issued and outstanding, respectively	2,171,705	2,053,410
Additional Paid in Capital	12,803,933	11,664,657
Accumulated deficit	(77,756,775)	(75,550,515)
TOTAL SHAREHOLDERS' DEFICIT	(62,781,137)	(61,832,448)
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$648,567	$291,802

The accompanying notes are an integral part of these condensed unaudited financial statements

SUNHYDROGEN, INC.

CONDENSED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

(Unaudited)

	Three Months Ended
	September 30, 2020	September 30, 2019

REVENUE	$-	$-

OPERATING EXPENSES
General and administrative expenses	438,190	370,316
Research and development cost	138,260	143,395
Depreciation and amortization	2,036	2,209

TOTAL OPERATING EXPENSES	578,486	515,920

LOSS FROM OPERATIONS BEFORE OTHER INCOME (EXPENSES)	(578,486)	(515,920)

OTHER INCOME/(EXPENSES)
Gain (Loss) on change in derivative liability	(1,380,085)	(434,405)
Interest expense	(247,689)	(302,434)

TOTAL OTHER INCOME (EXPENSES)	(1,627,774)	(736,839)

NET INCOME (LOSS)	$(2,206,260)	$(1,252,759)

BASIC AND DILUTED LOSS PER SHARE	$(0.00)	$(0.00)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING BASIC AND DILUTED	2,139,179,833	1,173,720,677

The accompanying notes are an integral part of these condensed unaudited financial statements

SUNHYDROGEN, INC.

CONDENSED STATEMENTS OF SHAREHOLDERS’ DEFICIT

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

	THREE MONTHS ENDED SEPTEMBER 30, 2019
					Additional
	Preferred stock		Common stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance at June 30, 2019	-	$-	1,077,319,339	$1,077,319	$10,432,575	$(18,021,177)	$(6,511,283)

Issuance of common stock for conversion of debt and accrued interest	-	-	217,641,145	217,641	855,933	-	1,073,574

Issuance of common stock for services	-	-	22,995,143	22,995	66,455	-	89,450

Stock based compensation expense	-	-	-	-	246,994	-	246,994

Net Income	-	-	-	-	-	(1,252,759)	(1,252,759)

Balance at September 30, 2019	-	$-	1,317,955,627	$1,317,955	$11,601,957	$(19,273,936)	$(6,354,024)

	THREE MONTHS ENDED SEPTEMBER 30, 2020
					Additional
	Preferred stock		Common stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance at June 30, 2020	-	$-	2,053,410,161	$2,053,410	$11,664,657	$(75,550,515)	$(61,832,448)

Issuance of common stock for cash	-	-	35,573,090	35,573	764,427	-	800,000

Issuance of common stock for conversion of debt and accrued interest	-	-	79,908,088	79,908	177,327	-	257,235
					r
Issuance of common stock for services	-	-	2,813,903	2,814	85,487	-	88,301

Stock compensation expense					112,035		112,035

Net Loss	-	-	-	-	-	(2,206,260)	(2,206,260)

Balance at June 30, 2020	-	$-	2,171,705,242	$2,171,705	$12,803,933	$(77,756,775)	$(62,781,137)

The accompanying notes are an integral part of these condensed unaudited financial statements

SUNHYDROGEN, INC.

CONDENSED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

(Unaudited)

	Three Months Ended
	September 30, 2020	September 30, 2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(2,206,260)	$(1,252,759)
Adjustment to reconcile net income (loss) to net cash (used in) provided by operating activities
Depreciation & amortization expense	2,036	2,209
Stock based compensation expense	112,035	246,994
Stock issued for services	88,301	89,450
Loss on change in derivative liability	1,380,085	434,405
Amortization of debt discount recorded as interest expense	199,024	242,392
Change in assets and liabilities:
Prepaid expense	(3,167)	5,214
Accounts payable	(76,515)	7,552
Accrued expenses	11,861
Accrued interest on convertible notes	48,234	68,847

NET CASH USED IN OPERATING ACTIVITIES	(444,366)	(155,696)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(50,000)	-

NET CASH USED IN INVESTING ACTIVITIES:	(50,000)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from common stock sales	800,000	186,500

NET CASH PROVIDED BY FINANCING ACTIVITIES	800,000	186,500

NET INCREASE (DECREASE) IN CASH	305,634	30,804

CASH, BEGINNING OF YEAR	195,010	35,074

CASH, END OF YEAR	$500,644	$65,878

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$2,249	$416
Taxes paid	$-	$-

SUPPLEMENTAL DISCLOSURES OF NON CASH TRANSACTIONS
Fair value of common stock upon conversion of convertible notes , accrued interest and other fees	$257,235	$388,886

The accompanying notes are an integral part of these condensed unaudited financial statements

SUNHYDROGEN, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS - UNAUDITED

SEPTEMBER 30, 2020 AND 2019

1.	Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all normal recurring adjustments considered necessary for a fair presentation have been included. Operating results for the three months ended September 30, 2020 are not necessarily indicative of the results that may be expected for the year ended June 30, 2021. For further information refer to the financial statements and footnotes thereto included in the Company’s Form 10-K for the year ended June 30, 2020.

Going Concern

The accompanying condensed unaudited financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The accompanying condensed unaudited financial statements do not reflect any adjustments that might result if the Company is unable to continue as a going concern. The Company does not generate revenue, and has negative cash flows from operations, which raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern and appropriateness of using the going concern basis is dependent upon, among other things, raising additional capital. The Company has historically obtained funds through private placement offerings of equity and debt. Management believes that it will be able to continue to raise funds by sale of its securities to its existing shareholders and prospective new investors to provide the additional cash needed to meet the Company’s obligations as they become due and will allow the development of its core business. There is no assurance that the Company will be able to continue raising the required capital.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of SunHydrogen, Inc. is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Cash and Cash Equivalent

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Use of Estimates

In accordance with accounting principles generally accepted in the United States, management utilizes estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. These estimates and assumptions relate to useful lives and impairment of tangible and intangible assets, accruals, income taxes, stock-based compensation expense, Binomial lattice valuation model inputs, derivative liabilities and other factors. Management believes it has exercised reasonable judgment in deriving these estimates. Consequently, a change in conditions could affect these estimates.

Property and Equipment

Property and equipment are stated at cost, and are depreciated using straight line over its estimated useful lives.

During the three months ended September 30, 2020, the Company purchased a business vehicle for transporting demonstration units and to serve as a mobile office.

The Company recognized depreciation expense of $278 and $157 for the three months ended September 30, 2020 and 2019, respectively.

Intangible Assets

The Company has patent applications to protect the inventions and processes behind its proprietary bio-based back-sheet, a protective covering for the back of photovoltaic solar modules traditionally made from petroleum-based film. Intangible assets that have finite useful lives continue to be amortized over their useful lives.

The Company recognized amortization expense of $1,758 and $2,052 for the three months ended September 30, 2020 and 2019, respectively.

SUNHYDROGEN, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS - UNAUDITED

SEPTEMBER 30, 2020 AND 2019

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Net Earnings (Loss) per Share Calculations

Net earnings (Loss) per share dictates the calculation of basic earnings (loss) per share and diluted earnings per share. Basic earnings (loss) per share are computed by dividing by the weighted average number of common shares outstanding during the year. Diluted net earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the effect of stock options and stock-based awards (Note 4), plus the assumed conversion of convertible debt (Note 5).

For the three months ended September 30, 2020, the Company calculated the dilutive impact of the outstanding stock options of 186,000,000, and the convertible debt of $1,797,000, which is convertible into shares of common stock. The stock options and convertible debt were not included in the calculation of net earnings per share, because their impact was antidilutive.

For the three months ended September 30, 2019, the Company calculated the dilutive impact of the outstanding stock options of 196,250,000, and the convertible debt of $2,118,100, which is convertible into shares of common stock. The stock options and convertible debt were not included in the calculation of net earnings per share, because their impact was antidilutive.

Equity Incentive Plan and Stock Options

Equity Incentive Plan

On December 17, 2018, the Board of Directors approved and adopted the 2019 Equity Incentive Plan (“the Plan”), with 300,000,000 shares of common stock set aside and reserved for issuance pursuant to the Plan. The purpose of the Plan is to promote the success of the Company and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons. The awards are performance-based compensation that are granted under the Plan as incentive stock options (ISO) or nonqualified stock options. The per share exercise price for each option shall not be less than 100% of the fair market value of a share of common stock on the date of grant of the option. The Company periodically issues stock options and warrants to employees and non-employees in non-capital raising transactions for services. The Company accounts for stock option grants issued and vesting to employees and non-employees in accordance with the authoritative guidance of the Financial Accounting Standards Board whereas the value of the stock compensation is based upon the measurement date as determined at either a) the date at which a performance commitment is reached, or b) at the date at which the necessary performance to earn the equity instruments is complete. Non-employee stock-based compensation charges generally are amortized over the vesting period on a straight-line basis. In certain circumstances where there are no future performance requirements by the non-employee, option grants are immediately vested, and the total stock-based compensation charge is recorded in the period of the measurement date.

As of September 30, 2020, the Company has granted 186,000,000 equity incentive stock options leaving a reserve of 114,000,000. The options are exercisable for common stock.

Stock based Compensation

The Company periodically issues stock options and warrants to employees and non-employees in non-capital raising transactions for services. The Company accounts for stock option and warrant grants issued and vesting to employees based on the authoritative guidance provided by the Financial Accounting Standards Board whereas the value of the award is measured on the date of grant and recognized over the vesting period. The Company accounts for stock option and warrant grants issued and vesting to non-employees in accordance with the authoritative guidance of the Financial Accounting Standards Board whereas the value of the stock compensation is based upon the measurement date as determined at either a) the date at which a performance commitment is reached, or b) at the date at which the necessary performance to earn the equity instruments is complete. Non-employee stock-based compensation charges generally are amortized over the vesting period on a straight-line basis. In certain circumstances where there are no future performance requirements by the non-employee, the option grants immediately vest, and the total stock-based compensation charge is recorded in the period of the measurement date.

As of September 30, 2020, the Company has granted 10,000,000 stock-based compensation stock options, which are exercisable for common stock.

Fair Value of Financial Instruments

Fair value of financial instruments, requires disclosure of the fair value information, whether or not recognized on the balance sheet, where it is practicable to estimate that value. As of September 30, 2020, the amounts reported for cash, accrued interest and other expenses, notes payables, convertible notes, and derivative liability approximate the fair value because of their short maturities.

SUNHYDROGEN, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS - UNAUDITED

SEPTEMBER 30, 2020 AND 2019

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments

We adopted ASC Topic 820 for financial instruments measured as fair value on a recurring basis. ASC Topic 820 defines fair value, established a framework for measuring fair value in accordance with accounting principles generally accepted in the United States and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 established a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

We measure certain financial instruments at fair value on a recurring basis. Assets and liabilities measured at fair value on a recurring basis are as follows at September 30, 2020 (See Note 6):

	Total	(Level 1)	(Level 2)	(Level 3)

Liabilities

Derivative liability measured at fair value at 9/30/20	$61,037,804	-	$-	$61,037,804

The following is a reconciliation of the derivative liability for which Level 3 inputs were used in determining the approximate fair value:

Balance as of June 30, 2020	59,657,719
Fair value of derivative liabilities issued	-
Loss on change in derivative liability	1,380,085
Balance as of September 30, 2020	$61,037,804

Research and Development

Research and development costs are expensed as incurred.  Total research and development costs were $138,260 and $143,395 for the three months ended September 30, 2020 and 2019, respectively

Accounting for Derivatives

The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses a probability weighted average series Binomial lattice formula pricing models to value the derivative instruments at inception and on subsequent valuation dates.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

SUNHYDROGEN, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS - UNAUDITED

SEPTEMBER 30, 2020 AND 2019

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Issued Accounting Pronouncements

In June 2018, FASB issued accounting standards update ASU 2018-07, (Topic 505) – “Shared-Based Payment Arrangements with Nonemployees”, which simplifies the accounting for share-based payments granted to nonemployees for goods and services. Under the ASU, most of the guidance on such payments to nonemployees will be aligned with the requirements for share-based payments granted to employees. Under the ASU 2018-07, the measurement of equity-classified nonemployee share-based payments will be fixed on the grant date, as defined in ASC 718, and will use the term nonemployee vesting period, rather than requisite service period. The amendments in this update are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted if financial statements have not yet been issued. The Company is currently evaluating the impact of the adoption of ASU 2018-07 on the Company’s financial statements.

In August 2018, the FASB issued accounting standards update ASU 2018-13, (Topic 820) - “Fair Value Measurement”, which changes the unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. The amendments in this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early adoption is permitted upon issuance. The Company is currently evaluation the impact of the adoption of ASU 2018-13, on the Company’s financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying condensed financial statements.

3.	CAPITAL STOCK

Three months ended September 30, 2020

During the three months ended September 30, 2020, the Company issued 35,573,090 shares of common stock for cash for aggregate gross proceeds of $800,000.

During the three months ended September 30, 2020, the Company issued 79,908,088 shares of common stock upon conversion of convertible notes in the amount of $233,000 in principal, plus accrued interest of $23,335 and other fees of $900 based upon conversion prices ranging from $0.00095 - $0.017995 per share. All note conversions were performed per the terms of their respective agreements and therefore no gain or loss on the conversion was recorded.

During the three months ended September 30, 2020, the Company issued 2,813,903 shares of common stock for services rendered at fair value prices of $0.028 - $0.035 per share in the aggregate amount of $88,301.

Three months ended September 30, 2019

During the three months ended September 30, 2019, the Company issued 217,641,145 shares of common stock upon conversion of convertible notes in the amount of $388,886 in principal, plus accrued interest of $57,594 and other fees of $3,500, with an aggregate fair value loss on settlement of $623,594 based upon conversion prices ranging from $0.0035 - $0.0069 per share.

During the three months ended September 30, 2019, the Company issued 22,995,143 shares of common stock for services rendered at a fair value prices of $0.0035 - $0.0050 per share in the aggregate amount of $89,450.

SUNHYDROGEN, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS - UNAUDITED

SEPTEMBER 30, 2020 AND 2019

4.	OPTIONS

Stock Option Plan

As of September 30, 2020, 10,000,000 non-qualified common stock options were outstanding. Each option expires on the date specified in the option agreement, which date is not later than the fifth (5th) anniversary from the grant date of the options. Of the 10,000,000 non-qualified common stock options, one-third vest immediately, and one-third vest the second and third year, such that, the options are fully vested with a maturity date of October 2, 2022, and are exercisable at an exercise price of $0.01 per share.

On January 23, 2019, the Company issued 170,000,000 stock options. One-third of the options vested immediately, and the remainder vest 1/24 per month over the first twenty four months following the option grant. The options expire 10 years from the initial grant date. The options fully vest by January 23, 2022

On January 31, 2019, the Company issued 6,000,000 stock options, of which two-third (2/3) vest immediately, and the remaining amount shall vest one-twelfth (1/12) per month from after the date of the option grant. The options expire 10 years from the initial grant date. The options fully vested on January 31, 2020.

On July 22, 2019, the Company issued 10,000,000 stock options, of which one-third (1/3) vest immediately, and the remaining shall vest one-twenty fourth (1/24) per month from after the date of the option grant. The options expire 10 years from the initial grant date. The options fully vested on July 22, 2020.

A summary of the Company’s stock option activity and related information follows:

	9/30/2020		9/30/2019
		Weighted		Weighted
	Number	average	Number	average
	of	exercise	of	exercise
	Options	price	Options	price
Outstanding, beginning of period	196,250,000	$0.01	186,250,000	$0.01
Granted	-	$0.01	10,000,000	$0.01
Exercised	-	-	-	-
Forfeited/Expired	(250,000)	-	-	-
Outstanding, end of period	196,000,000	$0.01	196,250,000	$0.01
Exercisable at the end of period	174,332,250	$0.01	108,916,667	$0.01

The weighted average remaining contractual life of options outstanding as of September 30, 2020 and 2019 was as follows:

9/30/20				9/30/19
Exercisable Price	Stock Options Outstanding	Stock Options Exercisable	Weighted Average Remaining Contractual Life (years)	Exercisable Price	Stock Options Outstanding	Stock Options Exercisable	Weighted Average Remaining Contractual Life (years)
$-	-	-	-	$0.02	250,000	250,000	0.50
$0.01	10,000,000	10,000,000	2.01	$0.01	10,000,000	5,000,000	3.01
$0.0097-0.0099	176,000,000	157,110,167	5.32 - 5.34	$0.0097-0.0099	176,000,000	99,777,777	6.32 - 6.34
$0.006	10,000,000	7,222,083	5.81	$0.006	10,000,000	3,888,889	6.81
	196,000,000	174,332,250			196,250,000	108,916,667

The stock-based compensation expense recognized in the statement of operations during the three months ended September 30, 2020 and 2019, related to the granting of these options was $112,035 and $246,994, respectively.

SUNHYDROGEN, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS - UNAUDITED

SEPTEMBER 30, 2020 AND 2019

5.	CONVERTIBLE PROMISSORY NOTES

As of September 30, 2020, the outstanding convertible promissory notes, net of debt discount of $210,050 are summarized as follows:

Convertible Promissory Notes, net of debt discount	$1,586,950
Less current portion	126,950
Total long-term liabilities	$1,460,000

Maturities of long-term debt net of debt discount for the next five years are as follows:

Period Ended September 30,	Amount
2021	337,000
2022	695,000
2023	625,000
2024	140,000
$1,797,000

At September 30, 2020, the $1,797,000 in convertible promissory notes had a remaining debt discount of $210,050, leaving a net balance of $1,586,950.

The Company issued a 10% convertible promissory note on January 28, 2016 (the “Jan 2016 Note”) in the aggregate principal amount of up to $500,000. Upon execution of the convertible promissory note, the Company received a tranche of $10,000. The Company received additional tranches in the amount of $490,000 for an aggregate sum of $500,000. The Jan 2016 Note matures twelve (12) months from the effective dates of each respective tranche. On January 19, 2017, the investor extended the Jan 2016 Note for an additional sixty (60) months from the effective date of each tranche, which matures on January 27, 2022. The Jan 2016 Note is convertible into shares of common stock of the Company at a price equal to a variable conversion price of the lesser of $0.01 per share or fifty percent (50%) of the lowest trading price since the original effective date of each respective tranche or the lowest effective price per share granted to any person or entity after the effective date to acquire common stock. If the Company fails to deliver shares in accordance with the timeframe of three (3) business days of the receipt of a notice of conversion, the lender, at any time prior to selling all of those shares, may rescind any portion, in whole or in part of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the principal sum with the rescinded conversion shares returned to the Company. In no event shall the lender be entitled to convert any portion of the Jan 2016 Note such that would result in beneficial ownership by the lender and its affiliates of more than 4.99% of the outstanding shares of common stock of the Company. In addition, for each conversion, in the event that shares are not delivered by the fourth business day (inclusive of the day of conversion), a penalty of $1,500 per day shall be assessed for each day after the third business day (inclusive of the day of the conversion) until the shares are delivered. During the three months ended on September 30, 2020, the Company issued 48,802,884 common shares upon conversion of principal in the amount of $33,000, plus interest of $13,363. The balance of the Jan 2016 Note as of September 30, 2020 was $277,000.

SUNHYDROGEN, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS - UNAUDITED

SEPTEMBER 30, 2020 AND 2019

5.	CONVERTIBLE PROMISSORY NOTES (Continued)

The Company issued a 10% convertible promissory note on February 3, 2017 (the “Feb 2017 Note”) in the aggregate principal amount of up to $500,000. Upon execution of the convertible promissory note, the Company received a tranche of $60,000. The Company received additional tranches in the amount of $440,000 for an aggregate sum of $500,000. The Feb 2017 Note matures twelve (12) months from the effective dates of each respective tranche. The Feb 2017 Note had a maturity date of February 3, 2018, with an automatic extension of sixty (60) months from the effective date of each tranche. The Feb 2017 Note is convertible into shares of common stock of the Company at a price equal to a variable conversion price of the lesser of $0.01 per share or fifty percent (50%) of the lowest trading price since the original effective date of each respective tranche or the lowest effective price per share granted to any person or entity after the effective date to acquire common stock. If the Company fails to deliver shares in accordance with the timeframe of three (3) business days of the receipt of a notice of conversion, the lender, at any time prior to selling all of those shares, may rescind any portion, in whole or in part of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the principal sum with the rescinded conversion shares returned to the Company. In no event shall the lender be entitled to convert any portion of the Feb 2017 Note such that would result in beneficial ownership by the lender and its affiliates of more than 4.99% of the outstanding shares of common stock of the Company. In addition, for each conversion, in the event, that shares are not delivered by the fourth business day (inclusive of the day of conversion), a penalty of $1,500 per day shall be assessed for each day after the third business day (inclusive of the day of the conversion) until the shares are delivered. The balance of the Feb 2017 Note as of September 30, 2020 was $500,000.

The Company issued a 10% convertible promissory note on November 9, 2017 (the “Nov 2017 Note”) in the aggregate principal amount of up to $500,000. Upon execution of the convertible promissory note, the Company received a tranche of $45,000. The Company received additional tranches in the amount of $455,000 for an aggregate sum of $500,000. The Nov 2017 Note matures twelve (12) months from the effective dates of each respective tranche. The Nov 2017 Note had a maturity date of November 9, 2018, with an automatic extension of sixty (60) months from the effective date of each tranche. The Nov 2017 Note is convertible into shares of common stock of the Company at a price equal to a variable conversion price of the lesser of $0.01 per share or fifty percent (50%) of the lowest trading price since the original effective date of each respective tranche or the lowest effective price per share granted to any person or entity after the effective date to acquire common stock. If the Company fails to deliver shares in accordance with the timeframe of three (3) business days of the receipt of a notice of conversion, the lender, at any time prior to selling all of those shares, may rescind any portion, in whole or in part of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the principal sum with the rescinded conversion shares returned to the Company. In no event shall the lender be entitled to convert any portion of the Nov 2017 Note such that would result in beneficial ownership by the lender and its affiliates of more than 4.99% of the outstanding shares of common stock of the Company. In addition, for each conversion, in the event that shares are not delivered by the fourth business day (inclusive of the day of conversion), a penalty of $1,500 per day shall be assessed for each day after the third business day (inclusive of the day of the conversion) until the shares are delivered. The balance of the Nov 2017 Note as of September 30, 2020 was $500,000.

The Company issued a 10% convertible promissory note on June 27, 2018 (the “Jun 2018 Note”) in the aggregate principal amount of up to $500,000. Upon execution of the convertible promissory note, the Company received a tranche of $50,000. On October 9, 2018, the Company received another tranche of $40,000, for a total aggregate of $90,000 as of December 31, 2019. The Jun 2018 Note matures twelve (12) months from the effective dates of each respective tranche. The Jun 2018 Note matured on June 27, 2019, which was automatically extended for sixty (60) months from the effective date of each tranche. The Jun 2018 Note is convertible into shares of common stock of the Company at a price equal to a variable conversion price of the lesser of $0.01 per share or fifty percent (50%) of the lowest trading price since the original effective date of each respective tranche or the lowest effective price per share granted to any person or entity after the effective date to acquire common stock. If the Company fails to deliver shares in accordance with the timeframe of three (3) business days of the receipt of a notice of conversion, the lender, at any time prior to selling all of those shares, may rescind any portion, in whole or in part of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the principal sum with the rescinded conversion shares returned to the Company. In no event shall the lender be entitled to convert any portion of the Jun 2018 Note such that would result in beneficial ownership by the lender and its affiliates of more than 4.99% of the outstanding shares of common stock of the Company. In addition, for each conversion, in the event, that shares are not delivered by the fourth business day (inclusive of the day of conversion), a penalty of $1,500 per day shall be assessed for each day after the third business day (inclusive of the day of the conversion) until the shares are delivered. The balance of the Jun 2018 Note as of September 30, 2020 was $90,000.

The Company issued a 10% convertible promissory note on August 10, 2018 (the “Aug 2018 Note”) in the aggregate principal amount of up to $100,000. The Aug 2018 Note had a maturity date of August 10, 2019, with an extension of sixty (60) months from the date of the note. The Aug 2018 Note matures on August 10, 2023. The Aug 2018 Note may be converted into shares of the Company’s common stock at a conversion price of the lesser of a) $0.005 per share or b) sixty-one (61%) percent of the lowest trading price per common stock recorded on any trade day after the effective date. The conversion feature of the Aug 2018 Note was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the Note. The balance of the Aug 2018 Note as of September 30, 2020 was $100,000.

SUNHYDROGEN, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS - UNAUDITED

SEPTEMBER 30, 2020 AND 2019

5.	CONVERTIBLE PROMISSORY NOTES (Continued)

On January 20, 2020, the Company issued a 10% convertible promissory note (the “Jan 2020 Note”) to an investor (the “Jan 2020 Note”) in the principal amount of $80,000. The Company received funds of $78,000, less other fees of $2,000. The Jan 2020 Note had a maturity date of January 20, 2021. The Jan 2020 Note was convertible into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the lowest two (2) trading prices per common stock during the fifteen (15) trading day prior to the conversion date. The conversion feature of the Jan 2020 Note was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the Jan 2020 Note. During the three months ended September 30, 2020, the Company issued 23,420,128 shares of common stock upon conversion of principal in the amount of $80,000, plus accrued interest of $3,989, and other fees of $300. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $42,404 during the three months ended September 30, 2020. The Jan 2020 Note was fully converted as of September 30, 2020.

On February 11, 2020, the Company issued a convertible promissory note (the “Feb 2020 Note”) to an investor (the “Feb 2020 Note”) in the principal amount of $80,000. The Company received funds of $78,000, less other fees of $2,000. The Feb 2020 Note had a maturity date of February 11, 2021. The Feb 2020 Note was convertible into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the lowest two (2) trading prices per common stock during the fifteen (15) trading day prior to the conversion date. The conversion feature of the Feb 2020 Note was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the Feb 2020 Note. During the three months ended September 30, 2020, the Company issued 5,294,205 shares of common stock upon conversion of principal in the amount of $80,000, plus accrued interest of $3,989, and other fees of $300. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $49,399 during the three months ended September 30, 2020. The Feb 2020 Note was fully converted as of September 30, 2020.

On March 9, 2020, the Company issued a convertible promissory note (the “Mar 2020 Note”) to an investor, (the “Mar 2020 Note”) in the principal amount of $40,000. The Company received funds of $38,000, less other fees of $2,000. The Mar 2020 Note had a maturity date of March 9, 2021. The Mar 2020 Note was convertible into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the lowest two (2) trading prices per common stock during the fifteen (15) trading day prior to the conversion date. The conversion feature of the Mar 2020 Note was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the Mar 2020 Note. During the three months ended September 30, 2020, the Company issued 2,390,871 shares of common stock upon conversion of principal in the amount of $40,000, plus accrued interest of $1,995, and other fees of $300. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $25,708 during the three months ended September 30, 2020. The Mar 2020 Note was fully converted as of September 30, 2020.

SUNHYDROGEN, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS - UNAUDITED

SEPTEMBER 30, 2020 AND 2019

5.	CONVERTIBLE PROMISSORY NOTES (Continued)

On April 14, 2020, the Company issued a convertible promissory note (the “April 2020 Note”) to an investor in the principal amount of $80,000. The Company received funds of $78,000, less other fees of $2,000. The April 2020 Note matures on April 14, 2021. The April 2020 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the average of the lowest two (2) trading prices per common stock during the fifteen (15) trading day prior to the conversion date. The conversion feature of the April 2020 Note was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the April 2020 Note. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $20,164 during the three months ended September 30, 2020. The balance of the April 2020 Note as of September 30, 2020 was $80,000.

On April 15, 2020, the Company issued a convertible promissory note (the “Apr 2020 Note”) to an investor in the aggregate principal amount of $50,000, of which the Company received $10,000 as of June 30, 2020. The Apr 2020 Note matures twelve (12) months from the effective dates of each respective tranche, such that the Apr 2020 Note matures on April 15, 2021, with an automatic extension of sixty (60) months from the effective date of each tranche. The Apr Note is convertible into shares of common stock of the Company at a price equal to a variable conversion price of the lesser of $0.01 per share or fifty percent (50%) of the lowest trading price of common stock recorded on any trade day after the effective date, or (c) the lowest effective price per share granted to any person or entity after the effective date to acquire common stock. If the Company fails to deliver shares in accordance with the timeframe of four (4) business days of the receipt of a notice of conversion, the lender, at any time prior to selling all of those shares, may rescind any portion, in whole or in part of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the principal sum with the rescinded conversion shares returned to the Company. In no event shall the lender be entitled to convert any portion of the Apr 2020 Note such that would result in beneficial ownership by the lender and its affiliates of more than 4.99% of the outstanding shares of common stock of the Company. In addition, for each conversion, in the event that shares are not delivered by the fourth business day (inclusive of the day of conversion), a penalty of $2,000 per day shall be assessed for each day after the fourth business day (inclusive of the day of the conversion) until the shares are delivered. The conversion feature of the April 2020 Note was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the Apr 2020 Note. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $855 during the three months ended September 30, 2020. The balance of the Apr 2020 Note as of September 30, 2020 was $10,000.

On May 19, 2020, the Company issued a convertible promissory note (the “May 2020 Note”) to an investor in the principal amount of $80,000. The Company received funds of $78,000, less other fees of $2,000. The May 2020 Note matures on May 19, 2021. The May 2020 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the lowest two (2) trading prices per common stock during the fifteen (15) trading day prior to the conversion date. The conversion feature of the May 2020 Note was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the May 2020 Note. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $20,164 during the year ended June 30, 2020. The balance of the May 2020 Note as of June 30, 2020 was $80,000.

On June 18, 2020, the Company issued a convertible promissory note (the “June 2020 Note”) to an investor in the principal amount of $160,000. The Company received funds of $156,000, less other fees of $4,000. The Jun 2020 Note matures on June 19, 2021. The Jun 2020 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the average of the lowest two (2) trading prices per common stock during the fifteen (15) trading day prior to the conversion date. The conversion feature of the Jun 2020 Note was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the Jun 2020 Note. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $40,329 during the three months ended September 30, 2020. The balance of the Jun 2020 Note as of September 30, 2020 was $160,000.

All note conversions were performed per the terms of their respective agreements and therefore no gain or loss on the conversion was recorded.

SUNHYDROGEN, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS - UNAUDITED

SEPTEMBER 30, 2020 AND 2019

6.	DERIVATIVE LIABILITIES

ASC Topic 815 provides guidance applicable to convertible debt issued by the Company in instances where the number into which the debt can be converted is not fixed. For example, when a convertible debt converts at a discount to market based on the stock price on the date of conversion, ASC Topic 815 requires that the embedded conversion option of the convertible debt be bifurcated from the host contract and recorded at their fair value. In accounting for derivatives under accounting standards, the Company recorded a liability representing the estimated present value of the conversion feature considering the historic volatility of the Company’s stock, and a discount representing the imputed interest associated with the embedded derivative. The discount is amortized over the life of the convertible debt, and the derivative liability is adjusted periodically according to stock price fluctuations.

The convertible notes (the “Notes”) issued do not have fixed settlement provisions because their conversion prices are not fixed. The conversion features have been characterized as derivative liabilities to be re-measured at the end of every reporting period with the change in value reported in the statement of operations.

During the three months ended September 30, 2020, the Company recorded a net loss in change in derivative of $1,380,085 in the statement of operations due to the change in fair value of the remaining notes, for the three months ended September 30, 2020.

At September 30, 2020, the fair value of the derivative liability was $61,037,804.

For purpose of determining the fair market value of the derivative liability for the embedded conversion, the Company used the Binomial lattice formula. The significant assumptions used in the Binomial lattice formula of the derivatives are as follows:

Risk free interest rate	0.12% - 0.28%
Stock volatility factor	150.0% - 274.0%
Weighted average expected option life	3 months - 5 year
Expected dividend yield	None

7.

COMMON STOCK PURCHASE AGREEMENTS

On July 27, 2020, the Company entered into a purchase agreement with an investor. Pursuant to the purchase agreement, subject to certain conditions set forth in the purchase agreement, the investor was obligated to purchase up to $2.1 million of the Company’s common stock from time to time through September 30, 2020. The purchase price per share under the purchase agreement was 85% of the lowest closing price during the five (5) business days prior to closing, not to exceed the valuation cap set forth in the purchase agreement. During the three months ended September 30, 2020, the Company issued 20,000,000 shares of common stock at a purchase price of $0.025 per share under the purchase agreement. The Company received net proceeds of $460,350 after legal fees and commissions.

On September 21, 2020, the Company entered into a purchase agreement with an investor. Under the purchase agreement, the Company may sell, in its discretion (subject to the terms and conditions of the purchase agreement) up to an aggregate of $4,000,000 of common stock to the investor. The Company has the right, in its sole discretion, subject to the conditions and limitations in the purchase agreement, to direct the investor, by delivery of a purchase notice from time to time to purchase over the 6-month term of the purchase agreement, a minimum of $10,000 and up to a maximum of $400,000 of shares of common stock for each purchase notice (provided that, the purchase amount for any purchase will not exceed two times the average of the daily trading dollar volume of the common stock during the 10 business days preceding the purchase date). The number of purchase shares the Company will issue under each purchase will be equal to 112.5% of the purchase amount sold under such Purchase, divided by the purchase price per share (as defined under the purchase agreement). The “purchase price” is defined as 90% of the lowest end-of-day volume weighted average price of the common stock for the five consecutive business days immediately preceding the purchase date, including the purchase date. The Company may not deliver more than one purchase notice to the investor every ten business days, except as the parties may otherwise agree.

. During the three months ended September 30, 2020, the Company received $300,000 for the sale of 15,573,090 shares of common stock under the purchase agreement.

SUNHYDROGEN, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS - UNAUDITED

SEPTEMBER 30, 2020 AND 2019

8.	COMMITMENTS AND CONTINGENCIES

On September 15, 2020, the Company entered into a marketing agreement to position its brand in the market. The fees are to be paid in cash and registered unrestricted stock. As of September 30, 2020, the Company has paid a $26,250 deposit, with the balance of the payments and the stock issuances due and payable through December 2020.

On September 1, 2020, the Company entered into a research agreement with the University of Iowa. As consideration under the research agreement, the University of Iowa will receive a maximum of $299,966 from the Company. The research agreement may be terminated by either party upon a sixty (60) day prior written notice or a material breach or default, which is not cured within 90 days of receipt of a written notice of such breach. The term of the research agreement is from September 1, 2020 through August 31, 2020. As of September 30, 2020, the Company has accrued the amount due of $24, 997.

In the normal course of business, the Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position or results of operation

9.	RELATED PARTY

As of September 30, 2020, the Company reported an accrual associated with the CEO’s prior year salary in the amount of $211,750.

10.	SUBSEQUENT EVENTS

Management evaluated subsequent events as of the date of the financial statements pursuant to ASC TOPIC 855, and reported the following events:

On October 5, 2020, the Company issued 992,387 shares of common stock for services in the amount of $29,722.

On October 7, 2020, the Company received gross proceeds of $300,000 for the sale of 13,489,209 shares of commons stock.

On October 16, 2020, the Company issued 5,315,949 shares of common stock upon conversion of principal in the amount of 80,000, plus accrued interest of $4,011, and other fees of $300.

On October 27, 2020, the Company received gross proceeds of $400,000 for the sale of 19,685,040 shares of common stock.

On November 10, 2020, the Company issued 53,615,458 shares of common stock upon conversion of principal in the amount of $35,700 in principal, plus accrued interest of $15,235,

On November 12, 2020, the Company received $300,000 for the sale of 15,237,709 shares of common stock.

On December 1, 2020, the Company entered into a securities purchase agreement with the purchaser set forth on the signature page thereto for the purchase and sale of an aggregate of 120,000,000 shares of the Company’s common stock and warrants to purchase an aggregate of up to 120,000,000 shares of common stock, in a registered direct offering at a combined purchase price of $0.075 per share and warrant, for aggregate gross proceeds to the Company of $9,000,000. The registered direct offering closed on December 3, 2020.

In addition, the Company issued to the placement agent’s designees placement agent warrants to purchase a number of shares equal to 7.0% of the aggregate number of shares sold under the purchase agreement, or warrants to purchase up to an aggregate of 8,400,000 shares. The placement agent warrants generally have the same terms as the warrants issued to the investor, except they have an exercise price of $0.0938 and the placement agent warrants and the shares of common stock issuable thereunder are not registered under the Securities Act of 1933, as amended.

On December 28, 2020, the Company entered into a letter agreement with an existing accredited investor to exercise certain outstanding warrants (the “Exercise”) to purchase up to an aggregate of 120,000,000 shares of the Company’s common stock at an exercise price per share of $0.075 (the “Prior Warrants”).

In consideration for the immediate exercise of the Prior Warrants for cash, the exercising investor received new unregistered warrants to purchase up to an aggregate of 132,000,000 shares of common stock (the “New Warrants”). The New Warrants have an exercise price of $0.075 per share, with an exercise period of three years from the date of issuance. The closing of the Exercise and issuance of the New Warrants occurred on December 29, 2020. The gross proceeds to the Company from the Exercise were $9.0 million, prior to deducting placement agent fees and offering expenses.

The Company issued to the placement agent’s designees warrants to purchase up to an aggregate of 8,400,000 shares of common stock of the Company, which equals 7.0% of the aggregate number of shares of common stock issuable to the investor upon the Exercise. The placement agent warrants have an exercise price of $0.0938 per share and otherwise have identical terms to the New Warrants.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by the registrant in connection with the issuance and distribution of the securities to be registered, other than underwriting discounts and commissions. . All amounts shown are estimates except for the SEC registration fee:

SEC registration fee	$2,972
Legal fees and expenses	$100,000
Accounting fees and expenses	$5,000
Placement agent non-accountable expense reimbursement	35,000
Miscellaneous fees and expenses	$5,000
Total	$147,972

Item 14. Indemnification of Directors and Officers.

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute (“NRS”). NRS Section 78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities.

On December 28, 2020, we entered into a letter agreement (“Letter Agreement”) with an existing accredited investor to exercise certain outstanding warrants (the “Exercise”) to purchase up to an aggregate of 120,000,000 shares of the Company’s common stock at an exercise price per share of $0.075 (the “Prior Warrants”).

In consideration for the immediate exercise of the Prior Warrants for cash, the exercising investor received new unregistered warrants to purchase up to an aggregate of 132,000,000 shares of common stock (the “New Warrants”). The New Warrants have an exercise price of $0.075 per share, with an exercise period of three years from the date of issuance.

On December 3, 2020, the Company issued to the designees of placement agent for a registered direct offering warrants to purchase 8,400,000 shares of common stock, with an exercise price of $0.0938 and a term of 30 months.

From October 1, 2020 to January 14, 2021, the Company issued an aggregate of 195,624,664 shares of common stock upon conversion of an aggregate of $500,781 principal and interest in convertible notes.

During the three months ended September 30, 2020, the Company issued 79,908,088 shares of common stock upon conversion of principal in the amount of 233,000, plus accrued interest of $23,335 and other fees of $900.

During the three months ended September 30, 2020, the Company issued 2,813,903 shares of common stock for services.

During the three months ended June 30, 2020, the Company issued 200,989,838 shares of common stock upon conversion of $249,545 in principal of convertible notes, plus accrued interest of $49,200, and other fees of $1,900.

During the three months ended June 30, 2020, the Company issued 16,313,820 shares of common stock for services.

During the three months ended March 31, 2020, the Company issued 293,530,883 shares of common stock upon conversion of principal in the amount of 330,755, plus accrued interest of $65,112 and other fees of $4,600.

On March 17, 2020, the Company issued a 10% convertible promissory note in the principal amount of $80,000. The note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the lowest two (2) trading prices per common stock during the fifteen (15) trading day prior to the conversion date.

During the three months ended March 31, 2020, the Company issued 17,739,640 shares of common stock for services.

During the three months ended December 31, 2019, the Company issued 172,827,849 shares of common stock upon conversion of principal in the amount of $197,800, plus accrued interest of $26,294 and other fees of $2,000.

During the three months ended December 31, 2019, the Company issued 34,052,500 shares of common stock for services.

During the three months ended June 30, 2019, the Company issued 116,315,594 shares of common stock upon conversion of $259,614 in principal, plus accrued interest of $42,337.

During the three months ended March 31, 2019, the Company issued 13,042,837 shares of common stock upon conversion of principal in the amount of $63,000, plus accrued interest of $3,150.

During the three months ended December 31, 2018, the Company issued 9,603,000 shares of common stock for services.

During the three months ended September 30, 2018, the Company issued 32,615,769 shares of common stock upon partial conversion of principal of $44,500, plus accrued interest of $14,208 on an outstanding convertible promissory note.

During the three months ended June 30, 2018, the Company issued 42,019,125 shares of common stock upon conversion of $144,700 in principal, plus accrued interest of $43,447.

During the three months ended March 31, 2018, the Company issued 50,528,807 shares of common stock upon partial conversion of principal of $81,600, plus accrued interest of $24,915 on an outstanding convertible promissory note.

The Company issued a 10% convertible promissory note on June 27, 2018 (the “Jun 2018 Note”) in the aggregate principal amount of up to $500,000. The Jun 2018 Note is convertible into shares of common stock of the Company at a price equal to a variable conversion price of the lesser of $0.01 per share or fifty percent (50%) of the lowest trading price since the original effective date of each respective tranche or the lowest effective price per share granted to any person or entity after the effective date to acquire common stock.

The Company issued a 10% convertible promissory note on August 10, 2018 (the “Aug 2018 Note”) in the aggregate principal amount of up to $100,000. The Aug 2018 Note may be converted into shares of the Company’s common stock at a conversion price of the lesser of a) $0.005 per share or b) sixty-one (61%) percent of the lowest trading price per common stock recorded on any trade day after the effective date.

The Company issued 10% convertible promissory notes on February 14, 2019 thru August 12, 2019, (the “Feb-Aug Notes”) in the aggregate principal amount of up to $252,000. The Feb-Aug Notes were convertible into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the lowest average two (2) trading prices per common stock during the fifteen (15) trading day prior to the conversion date.

On December 14, 2018, January 18, 2019, and July 3, 2019, the Company issued convertible promissory notes (the “Dec-Jul Notes”) to an investor, (the “Dec-Jul Notes”) in the total aggregate principal amount of $140,000. The Dec-Jul Notes were convertible into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the lowest trading prices per common stock during the fifteen (15) trading day prior to the conversion date.

On January 31, 2019 and March 6, 2019, the Company issued convertible promissory notes (the “Jan-Mar Note”) to an investor (the “Jan-Mar Note”) in the total aggregate principal amount of $160,000. The Jan-Mar Notes were convertible into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the lowest average of the two (2) trading prices per common stock during the fifteen (15) trading day prior to the conversion date.

On August 28, 2019, the Company issued a convertible promissory note (the “Aug Note”) to an investor, in the principal amount of $80,000. The Aug Note was convertible into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the lowest average of the two (2) trading prices per common stock during the fifteen (15) trading day prior to the conversion date.

On October 2, 2019, the Company issued a convertible promissory note (the “Oct Note”) to an investor in the principal amount of $80,000. The Oct Note was convertible into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the lowest average of the two (2) trading prices per common stock during the fifteen (15) trading day prior to the conversion date.

On November 27, 2019, the Company issued a convertible promissory note (the “Nov Note”) to an investor in the principal amount of $80,000. The Nov Note was convertible into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the lowest average of the two (2) trading prices per common stock during the fifteen (15) trading day prior to the conversion date.

On January 10, 2020, the Company issued a convertible promissory note (the “Jan 2020 Note”) to an investor in the principal amount of $80,000. The Jan 2020 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the average of the lowest two (2) trading prices per common stock during the thirty (30) trading day prior to the conversion date.

On February 11, 2020, the Company issued a convertible promissory note (the “Feb 2020 Note”) to an investor in the principal amount of $80,000. The Feb 2020 Note matures on February 11, 2021. The Feb 2020 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the average of the lowest two (2) trading prices per common stock during the fifteen (15) trading day prior to the conversion date.

On March 5, 2020, the Company issued a convertible promissory note (the “Mar 2020 Note”) to an investor in the principal amount of $40,000. The Mar 2020 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the average of the lowest two (2) trading prices per common stock during the fifteen (15) trading day prior to the conversion date

On April 14, 2020, the Company issued a convertible promissory note (the “April 2020 Note”) to an investor in the principal amount of $80,000. The April 2020 Note matures on April 14, 2021. The April 2020 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the average of the lowest two (2) trading prices per common stock during the fifteen (15) trading day prior to the conversion date.

On April 15, 2020, the Company issued a convertible promissory note (the “Apr 2020 Note”) to an investor in the aggregate principal amount of $50,000. The Apr Note is convertible into shares of common stock of the Company at a price equal to a variable conversion price of the lesser of $0.01 per share or fifty percent (50%) of the lowest trading price of common stock recorded on any trade day after the effective date, or (c) the lowest effective price per share granted to any person or entity after the effective date to acquire common stock.

On May 19, 2020, the Company issued a convertible promissory note (the “May 2020 Note”) to an investor in the principal amount of $80,000. The May 2020 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the lowest two (2) trading prices per common stock during the fifteen (15) trading day prior to the conversion date.

On June 18, 2020, the Company issued a convertible promissory note (the “June 2020 Note”) to an investor in the principal amount of $160,000. The Jun 2020 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the average of the lowest two (2) trading prices per common stock during the fifteen (15) trading day prior to the conversion date.

In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit	Description

3.1	Articles of Incorporation of filed with the Nevada Secretary of State on February 18, 2009 (incorporated by reference to S-1 filed on February 5, 2010).

3.2	Articles of Amendment of Articles of Incorporation filed with the Nevada Secretary of State on September 11, 2009 (incorporated by reference to S-1 filed February 5, 2010).

3.3	Articles of Amendment of Articles of Incorporation of filed with the Nevada Secretary of State on November 21, 2013 (incorporated by reference 8-K filed on November 21, 2013).

3.4	Articles of Amendment of Articles of Incorporation filed with the Nevada Secretary of State on September 13, 2018. (incorporated by reference to 10-K filed on September 25, 2018).

3.5	Certificate of Designation of Series B Preferred Stock (incorporated by reference to the Company’s Form 8-K filed November 26, 2019)

3.6	Certificate of Amendment to Articles of Incorporation (incorporated by reference to 8-K filed January 3, 2020)

3.7	Articles of Merger (incorporated by reference to 8-K filed June 15, 2020)

3.8	Bylaws (incorporated by reference to S-1 February 5, 2010)

5.1	Opinion of Sichenzia Ross Ference LLP*

10.1	2019 Equity Incentive Plan (incorporated by reference to Form S-8 on December 19, 2018)

10.2	Contract between Company and the University of Iowa dated as of May 1, 2016 (incorporated by reference to 10-K filed on September 21, 2016).

10.3	Offer of Employment to Timothy Young dated August 13, 2009 (incorporated by reference to S-1 filed on March 25, 2010)

10.4	Invention Transfer dated as of June 10, 2009 (incorporated by reference Form S-1 filed on March 25, 2010)

10.5	Convertible Promissory Note dated February 3, 2017 (incorporated by reference to Form 10-Q filed on May 15, 2018f)

10.6	Convertible Promissory Note dated November 10, 2017 (incorporated by reference to Form 10-Q on May 15, 2018)

10.7	Convertible Promissory Note dated July 27, 2018 (incorporated by reference to Form 8-K filed on June 29, 2018)

10.8	Convertible Promissory dated July 23, 2018 (incorporated by reference to Form 8-K on August 6, 2018)

10.9	Promissory Note issued August 10, 2018 (incorporated by reference to Form 8-K filed on August 14, 2018)

10.10	Agreement dated as of June 1, 2018 between the Company and The University of Iowa, Iowa City, Iowa (incorporated by reference to Form 10-K filed on September 25, 2018)

10.11	Consulting Agreement dated as of September 19, 2018 between the Company and GreenTech Development Corporation (incorporated by reference to Form 10-K filed on September 25, 2018)

10.12	Convertible Promissory Note dated October 3, 2018 between the Company and PowerUp Lending (incorporated by reference to Form 8-K on October 12, 2018)

10.13	Convertible Promissory Note dated January 18, 2019 (incorporated by reference to Form 10-Q filed on May 14, 2019)

10.14	Contract, dated September 1, 2020, between the Company and The University of Iowa, Iowa City (incorporated by reference to the 10-K filed September 23, 2020)

10.15	Form of Securities Purchase Agreement (incorporated by reference to 8-K filed December 3, 2020)

10.16	Form of Placement Agent Warrant (incorporated by reference to 8-K filed December 3, 2020)

10.17	Engagement Agreement between the Company and H.C. Wainwright & Co., LLC (incorporated by reference to 8-K filed December 3, 2020)

10.18	Form of Letter Agreement (incorporated by reference to 8-K filed December 29, 2020)

10.19	Form of Warrant (incorporated by reference to 8-K filed December 29, 2020)

10.20	Amendment to Engagement Agreement between the Company and H.C. Wainwright & Co., LLC (incorporated by reference to 8-K filed December 29, 2020)

16.1	Letter from Liggett & Webb, P.A. (incorporated by reference to 8-K filed January 7, 2020)

23.1	Consent of Liggett & Webb, P.A.*

23.2	Consent of M&K CPAS, LLC*

23.3	Consent of Sichenzia Ross Ference LLP (included in Exhibit 5.1)

EX-101.INS	XBRL INSTANCE DOCUMENT*

EX-101.SCH	XBRL TAXONOMY EXTENSION SCHEMA DOCUMENT*

EX-101.CAL	XBRL TAXONOMY EXTENSION CALCULATION LINKBASE*

EX-101.DEF	XBRL TAXONOMY EXTENSION DEFINITION LINKBASE*

EX-101.LAB	XBRL TAXONOMY EXTENSION LABELS LINKBASE*

EX-101.PRE	XBRL TAXONOMY EXTENSION PRESENT*

* Filed herewith.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred and paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned Registrant hereby undertakes that it will:

(1) for determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2) for determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California, on January 19, 2021.

SunHydrogen, Inc.

By:	/s/ Timothy Young
Timothy Young
Chief Executive Officer

Each person whose signature appears below constitutes and appoints Timothy Young, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities, to sign for him and in him name in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below:

Signature	Title	Date

/s/ Timothy Young	Chief Executive Officer and Acting Chief Financial Officer	January 19, 2021
Timothy Young	(Principal Executive Officer and Acting Principal Financial Officer and Accounting Officer) and Chairman of the Board

/s/ Mark J. Richardson	Director	January 19, 2021
Mark J. Richardson